Exhibit 10.45

[*****] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

DATE OF LEASE EXECUTION: November 21, 2007

ARTICLE I

REFERENCE DATA

1.1	SUBJECTS REFERRED TO:

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1:

LANDLORD:	100-200 Ames Pond Drive LLC, a Massachusetts limited liability company

MANAGER:	Farley White Management Company, LLC, a Massachusetts limited liability company, or such other manager appointed by Landlord from time to time

LANDLORD’S & MANAGER’S ADDRESS:

Farley White Management Company, LLC 10 High Street, Suite 900 Boston, Massachusetts 02110 Facsimile Number: (617) 338-2387 Attention: Mr. Roger Altreuter

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 Facsimile Number: 617-526-5000 Attention: William R. O’Reilly, Jr., Esq.

LANDLORD’S CONSTRUCTION REPRESENTATIVE:	Mr. Jonathan Dayton

TENANT:	Cambridge Heart, Inc., a Delaware corporation

TENANT’S ADDRESS:	Until the Term Commencement Date: One Oak Park Drive Bedford, MA 01730 Attention: Vincenzo LiCausi After Term Commencement Date: At the Premises Attention: Vincenzo LiCausi

TENANT’S CONSTRUCTION REPRESENTATIVE:	Vincenzo LiCausi

LOT:	The land known and numbered as 100 and 200 Ames Pond Drive, Tewksbury, MA, more particularly described on Exhibit A.

BUILDING:	The building known and numbered as 100 Ames Pond Drive, Tewksbury, MA located on the Lot.

PREMISES:	20,432 square feet of space located on the first floor of the Building, as shown on Exhibit A-1 attached hereto and made a part hereof.

RENTABLE FLOOR AREA OF THE PREMISES:	20,432 square feet, which the parties agree shall be conclusive for all purposes hereunder

TOTAL RENTABLE FLOOR AREA OF THE BUILDING:	76,522 square feet, which the parties agree shall be conclusive for all purposes hereunder.

TENANT ACCESS DATE:	The date that Landlord’s Work is substantially completed, as described in Section 3.2.

SCHEDULED ACCESS DATE:	February 15, 2008.

TENANT’S EARLY ACCESS DATE	The date when, subject to Tenant’s compliance with all of the terms, provisions and conditions of this Lease, Landlord shall permit Tenant access to the Premises, and at an appropriate time in the construction sequence of the Landlord’s Work, Landlord shall permit Tenant access to the Premises for Tenant to install wiring and cabling and furniture, fixtures and equipment in connection with its preparation to occupy the Premises. In no event shall the Tenant’s Early Access Date be later than thirty (30) days prior to the Landlord’s good faith estimate of the Tenant Access Date for purposes of Tenant’s installation of wiring and cabling, or later than fourteen (14) days prior to Landlord’s good faith estimate of the Tenant’s Access Date for purposes of Tenant’s installation of its furniture, fixtures and equipment.

[*****] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

TERM COMMENCEMENT DATE	The earlier of (x) fourteen days after Tenant Access Date and (y) the day Tenant occupies the Premises for the conduct of business.

LEASE YEAR:	The first Lease Year shall consist of any partial calendar month at the beginning of the Term and the successive fourteen (14) calendar months. Each successive Lease Year shall consist of each successive twelve (12) full calendar month period thereafter.

TERM:	Commencing on the Term Commencement Date, a period of sixty two (62) months, and if the Term Commencement Date occurs on a day other than the first day of a calendar month, the partial month in which the Commencement Date occurs, so that the last day of the term shall be the last day of the calendar month occurring sixty two (62) months after the Term Commencement Date.

ANNUAL BASE RENT:	Lease Year.

	1	$262,500.00 per annum (i.e. $[****] per square foot of Rentable Floor Area of the Premises per year); provided, however, Tenant shall not be required to pay Annual Base Rent for the first sixty (60) days of the Term (“Free Rent”).

	2	$367,776.00 per annum (i.e. $[****] per square foot of Rentable Floor Area of the Premises per year).

	3	$377,992.00 per annum (i.e. $[****] per square foot of Rentable Floor Area of the Premises per year).

	4	$388,208.00 per annum (i.e. $[****] per square foot of Rentable Floor Area of the Premises per year).

	5 (through the end of the initial Term)	$398,424.00 per annum (i.e. $[****] per square foot of Rentable Floor Area of the Premises per year).

OPERATING COST BASE:		All Landlord’s Operating Costs for calendar year 2008, calculated in the manner provided for in Section 4.2.1, including without limitation the penultimate sentence thereof.

[*****] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

REAL ESTATE TAX BASE:	All Real Estate Taxes attributable to fiscal year 2008, calculated in the manner provided for in Section 4.2.2, including without limitation the final sentence thereof.

TENANT’S PRO RATA SHARE:	26.70%, representing the Rentable Floor Area of the Premises expressed as a fraction of the Total Rentable Floor Area of the Building.

TENANT IMPROVEMENT COST SAVINGS AMOUNT:	The lesser of (A) $[****] less the Improvement Cost (defined below), and (B) $[****].

PERMITTED USES:	Office and electronic laboratory, including assembly and light manufacturing and uses accessory thereto to the extent permitted by applicable law.

COMMERCIAL GENERAL LIABILITY INSURANCE:

$2,000,000 combined single limit per occurrence; $2,000,000 annual aggregate.

BROKERS:	Jones Lang LaSalle and FHO Partners

SECURITY DEPOSIT AMOUNT:	$500,000, subject to the provisions of Section 10.19. The Security Deposit Amount will decline to $400,000 after the end of the second Lease Year, to $300,000 after the end of the third Lease Year and to $200,000 after the end of the fourth Lease Year, in each instance provided that at such time no Event of Default exists.

GUARANTOR:	None.

1.2	EXHIBITS.

The exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as part of this Lease:

EXHIBIT A	Description of Lot.

EXHIBIT A-1	Plan showing Premises.

EXHIBIT B	Landlord’s Work.

EXHIBIT C	Rules and Regulations.

EXHIBIT D	Form of Notice of Commencement Date

EXHIBIT E	Form of Tenant Estoppel Certificate

EXHIBIT F	Cleaning Specifications

EXHIBIT G	Notice of Lease

1.3	TABLE OF CONTENTS

Article VIII

RIGHTS OF MORTGAGEE AND GROUND LESSOR		35
8.1	PRIORITY OF LEASE	35
8.2	Rights of Mortgagee to Cure	36

Article IX

DEFAULT		37
9.1	EVENTS OF DEFAULT	37
9.2	TENANT’S OBLIGATIONS AFTER TERMINATION	38

Article X

MISCELLANEOUS		39
10.1	NO RECORDING	39
10.2	NOTICES FROM ONE PARTY TO THE OTHER	39
10.3	BIND AND INURE	39
10.4	LIMITATION ON LIABILITY	40
10.5	NO SURRENDER	40
10.6	NO WAIVER, ETC	40
10.7	NO ACCORD AND SATISFACTION	41
10.8	CUMULATIVE REMEDIES	41
10.9	LANDLORD’S RIGHT TO CURE	41
10.10	ESTOPPEL CERTIFICATE	41
10.11	ACTS OF GOD	42
10.12	BROKERAGE	42
10.13	SUBMISSION NOT AN OFFER	42
10.14	APPLICABLE LAW AND CONSTRUCTION	42
10.15	AUTHORITY OF TENANT	43
10.16	AUTHORITY OF LANDLORD	43
10.17	CONFIDENTIALITY	43
10.18	LANDLORD’S FEES; ENFORCEMENT COSTS	44
10.19	SECURITY DEPOSIT	44
10.20	WAIVER OF SUBROGATION	45

ARTICLE II

PREMISES AND TERM

2.1	DESCRIPTION OF PREMISES.

Subject to and with the benefit of the provisions of this Lease, Landlord hereby leases to Tenant, and Tenant leases from Landlord, the Premises, excluding common facilities and building service fixtures and equipment located therein and serving the Premises exclusively or in common with other parts of the Building.

Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto and owners and tenants of the adjacent buildings known as 200 Ames Pond and 300

Ames Pond (collectively, the “Park”): (a) the common facilities included in the Building (including without limitation the common lobbies, stairways, elevators and bathrooms) or on or appurtenant to the Park (including without limitation the common driveways, walkways, sidewalks and landscaped areas and the right to continuously use 3.5 parking spaces within the parking facilities provided by Landlord for the Building for every 1,000 rentable square feet of space included in the Premises on a nonexclusive basis (“Parking Spaces”)), and (b) the building service fixtures and equipment (including without limitation HVAC plumbing and electrical systems) serving the Premises. Landlord shall not reduce the number of parking spaces in the parking facilities provided by Landlord for the Building below a number equal to 3.5 parking spaces per 1,000 rentable square feet in the Building. The parking rights set forth in the preceding sentence are not transferable, except in connection with a valid assignment of this Lease or sublease as described in Section 6.1.6 hereunder. Tenant shall not assign its rights to the Parking Spaces or any interest therein, or sublease or otherwise allow the use of all or any part of the Parking Spaces to or by any other person (other than together with a Transfer in compliance with the provisions of Section 6.1.6), except with Landlord’s prior written consent, which may be withheld or conditioned in Landlord’s sole discretion. All loading doors and bays are common facilities.

Landlord reserves the right from time to time, upon reasonable advance written notice to Tenant (except in case of emergency) without unreasonable interference with Tenant’s use, (i) to install, repair, replace, use, maintain and relocate for service to the Premises and to other parts of the Building, or either, building service fixtures and equipment wherever located in the Building or on the Lot and (ii) to alter or relocate any common facilities. Without limiting the foregoing, Parking Spaces may be temporarily relocated from time to time by Landlord to a location within reasonable walking distance of the Building in the event of emergencies or (after reasonable advance written notice) in the event of required repairs or maintenance work. Landlord also reserves the right at all reasonable times upon reasonable advance notice and in the presence of Tenant (except that neither notice nor Tenant’s presence is required in the event of an emergency) to enter upon the Premises, inspect the same and in the last nine months of the Term of the Lease show the same to others, and in Landlord’s discretion to make repairs, alterations or substitutions for the protection and maintenance of the Building or any part thereof, and to remove, at Tenant’s expense, any changes, additions, signs, curtains, blinds, shades, awnings or the like not consented to in writing by Landlord.

2.2	TERM.

To have and to hold for a period (the “Term”) commencing on the Term Commencement Date (as defined in Section 1.1 hereof) and continuing for the Term, unless sooner terminated as provided herein. Notwithstanding the fact that the Term shall not commence until the Term Commencement Date, from and after the Tenant’s Early Access Date, Tenant shall have access to the Premises for the purposes of installing wiring, furniture, fixtures and equipment and other reasonable purposes in connection with Tenant’s preparation to occupy the Premises, and (from said date or such earlier date on which Tenant is provided access to the Premises for the purpose of installing wiring and cabling in connection with its preparation to occupy the Premises) Tenant shall comply with all of the terms, provisions and conditions of this Lease, other than the obligation to pay Annual Base Rent and Rent on account of Landlord’s Operating Costs and Real Estate Taxes (as defined in Article IV), provided, however, that from and after the Tenant Access Date Tenant shall be responsible for all electricity consumed by Tenant and other expenses directly attributable to Tenant’s installations or other early access activities.

2.3	EXTENSION OPTION.

2.3.1 Tenant shall have the option to extend the Term for one (1) additional period of five (5) years (the “Extension Term”) commencing upon the expiration of the original Term referred to in Section 2.2 (the “Original Term”), provided that Tenant shall give Landlord written notice of Tenant’s irrevocable exercise of such option at least nine (9) months prior to the expiration of the Original Term, as the same may have been extended to date, and provided further that at both the time of the giving such notice and at the time of the commencement of the Extension Term: (a) the Lease is in full force and effect, (b) Tenant is not in default, beyond applicable notice and cure periods, in the performance or observance of any of the terms and provisions of this Lease on the part of the Tenant to be performed or observed, (c) Tenant has neither assigned the Lease nor sublet all or a portion of the Premises (other than as part of a Permitted Transfer (as such term is hereinafter defined)), and (d) Tenant is occupying the entire Premises (other than any portion of the Premises occupied by a subtenant or assignee pursuant to a Permitted Transfer). Prior to the exercise by Tenant of such option, the expression “Term” shall mean the Original Term, and after the exercise by Tenant of such option, the expression “Term” shall mean the Original Term as it has been extended by the Extension Term. All the terms, covenants, conditions, provisions and agreements in the Lease contained shall be applicable to the Extension Term, except that (i) Landlord shall not be obligated to undertake any Landlord Work or leasehold improvements or otherwise prepare the Premises for Tenant or provide any tenant allowance to Tenant, (ii) the Annual Base Rent shall be as set forth below, and (iii) in no event shall Tenant have the right to extend the Term for more than one (1) Extension Term. If Tenant shall give notice of its exercise of said option to extend in the manner and within the time period provided aforesaid, the Term shall be extended upon the giving of such notice without the requirement of any further action on the part of either Landlord or Tenant. If Tenant shall fail to give timely notice of the exercise of any such option as aforesaid, Tenant shall have no right to extend the Term of this Lease, time being of the essence of the foregoing provisions.

2.3.2 The Annual Base Rent payable during the Extension Term shall be the amount which is the greater of (i) the Annual Base Rent in effect for the Lease Year immediately preceding the commencement of the Extension Term or (ii) the Fair Market Rent for the Premises, as determined below, as of the commencement of the Extension Term. If for any reason the Annual Base Rent payable during the Extension Term has not been determined as of the commencement of the Extension Term, until the Annual Base Rent for the Extension Term is determined Tenant shall pay Annual Base Rent at a rate equal to the average of the Annual Base Rent specified by Landlord pursuant to the procedures hereinafter set forth and the Annual Base Rent specified by Tenant pursuant to such procedures, or at the rate specified by either of Landlord or Tenant if the other has not so specified an Annual Base Rent, but in no event less than Annual Base Rent payable during the immediately preceding Lease Year. Within ten (10) days after determination of the Annual Base Rent in accordance with the provisions hereof, an appropriate adjustment, if any, shall be made between Landlord and Tenant.

For purposes hereof, the “Fair Market Rent” shall mean the fair rent for similar Class A office space in buildings in the 495 North Office Market comparable to the Building, free and clear of this Lease, as of the commencement of the Extension Term under market conditions then existing, taking into account all relevant factors and considerations for a market lease transaction, and the then current market rental rates for direct leases of comparable space in comparable buildings in the Tewksbury area to new tenants. Fair Market Rent shall be determined pursuant to the following provisions:

2.3.3 Landlord shall give Tenant notice of its determination of the Fair Market Rent for the Premises for the applicable period (the “Landlord’s Rent Notice”) by the later of (i) two hundred forty (240) days prior to the commencement of the Extension Term, or (ii) sixty (60) days after Tenant notifies Landlord of its election to exercise an extension option. If Tenant disagrees with Landlord’s determination of the Fair Market Rent, Tenant may, by notice given to Landlord within twenty (20) days after Landlord’s Rent Notice is given (“Tenant’s Rent Notice”), provide its own determination of the Fair Market Rent, and elect to have the Fair Market Rent determined by the appraisal process (the “Appraisal Process”) set forth in subparagraph 2.3.4 below in the event Landlord fails to accept such determination. Tenant’s Rent Notice shall include the name of Tenant’s Appraiser (defined in subparagraph 2.3.4 below). The Fair Market Rent determination pursuant to Section 2.3 shall be binding on both Landlord and Tenant. If Tenant does not give a Tenant’s Rent Notice within such twenty (20) day period, Tenant shall be deemed to have agreed with Landlord’s determination of the Fair Market Rent for the applicable Extension Term, which determination shall be binding on both Landlord and Tenant.

2.3.4 If Tenant shall timely give a Tenant’s Rent Notice, the following procedures shall apply to such determination:

(a) Within fourteen (14) days of Tenant’s Rent Notice, Landlord will choose one Appraiser. “Appraiser” shall mean a disinterested real estate professional of recognized competence in the Tewksbury area to determine Fair Market Rent who has at least ten (10) years experience in the leasing or appraising of properties in the Tewksbury area. If the two Appraisers are appointed by the parties as stated in this Section, such Appraisers shall meet promptly and attempt to set the Fair Market Rent. If such Appraisers are unable to agree within thirty (30) days after appointment of the second Appraiser, the two Appraisers shall within ten (10) days after the expiration of such 30-day period, appoint a third Appraiser satisfying the above qualifications. If the two Appraisers cannot agree on a third Appraiser, they shall immediately apply to a court of competent jurisdiction, to select a third Appraiser satisfying the above qualifications. The third Appraiser, however selected, shall not have acted previously in any capacity for either Landlord or Tenant or either of their respective affiliates. If either Landlord or Tenant fails to appoint an Appraiser within the allotted time, and such failure continues for ten (10) business days after written notice given to the failing party, the single Appraiser who has been appointed shall determine the Fair Market Rent for the applicable Extension Period. Each party shall bear the costs of its own Appraiser and one-half of the cost of the third Appraiser.

[*****] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) The third Appraiser shall conduct his own investigation of the Fair Market Rent, shall consider relevant information supplied to him by Landlord or Tenant, and shall be instructed not to advise either party of his determination of the Fair Market Rent except as follows: When the third Appraiser has made his determination, which shall occur within thirty (30) days after the selection of the third Appraiser, he shall so advise Landlord and Tenant in writing and shall establish a date, at least five (5) days after the giving of notice by the third Appraiser to Landlord and Tenant, on which he shall disclose at a meeting his determination of the Fair Market Rent. Such meeting shall take place in the third Appraiser’s office unless otherwise agreed by the parties. After having initialed a paper on which his determination of Fair Market Rent is set forth, the third Appraiser shall place his determination of the Fair Market Rent in a sealed envelope. Landlord’s Appraiser and Tenant’s Appraiser shall each set forth their determination of Fair Market Rent on a paper, initial the same and place them in sealed envelopes. Each of the three envelopes shall be marked with the name of the party whose determination is inside the envelope.

In the presence of the third Appraiser, the determination of the Fair Market Rent by Landlord’s Appraiser and Tenant’s Appraiser shall be opened and examined. If the higher of the two determinations is [****]% or less of the amount set forth in the lower determination, the average of the two determinations shall be the Fair Market Rent, the envelope containing the determination of the Fair Market Rent by the third Appraiser shall be destroyed, and the third Appraiser shall be instructed not to disclose his determination. If either party’s envelope is blank, or does not set forth a determination of Fair Market Rent, the determination of the other party shall prevail and be treated as the Fair Market Rent. If the higher of the two determinations is more than [****]% of the amount of the lower determination, the envelope containing the third Appraiser’s determination shall be opened. If the value determined by the third Appraiser is the average of the values proposed by Landlord’s Appraiser and Tenant’s Appraiser, the third Appraiser’s determination of Fair Market Rent shall be the Fair Market Rent. If such is not the case, Fair Market Rent shall be the average of (a) the Fair Market Rent proposed by the third Appraiser and (b) the Fair Market Rent proposed by either Landlord’s Appraiser or Tenant’s Appraiser, whichever is closest to the determination of Fair Market Rent by the third Appraiser.

ARTICLE III

CONSTRUCTION

3.1	DELIVERY OF PREMISES.

Tenant acknowledges that Tenant has had an opportunity to inspect the Premises. Except for Landlord’s Work as expressly set forth hereinafter, the Premises shall be delivered to Tenant “As Is,” “Where Is” with all faults and without representation, warranty or guaranty of any kind by Landlord to Tenant. Notwithstanding the foregoing, subject to the following provisions, Landlord shall complete the work, a preliminary description of which is identified in Exhibit B, pursuant to the Final Plans, as defined below (“Landlord’s Work”). Landlord agrees to use reasonable efforts to have Landlord’s Work substantially completed no later than the Scheduled

[*****] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Access Date, subject to delays beyond Landlord’s reasonable control and delays caused by Tenant. Except as expressly provided otherwise, in this paragraph, below, Landlord shall in no way be liable to Tenant or any other party, and Tenant’s obligations shall not be reduced hereunder in the event such construction work is not substantially completed by the Scheduled Access Date. If Landlord’s Work is not substantially completed on or before the date that is thirty (30) days after the Scheduled Access Date for any reason except delays caused by matters set forth in Section 10.11 of this Lease or delays caused by Tenant, Tenant shall be entitled to [****] for each and every day from such date to the date of actual substantial completion of Landlord’s Work, and the actual Term Commencement Date shall be delayed by one day for each day of delay until the construction of the Landlord’s Work is substantially complete. If Landlord’s Work is not substantially complete on or before the date which [****] days after the Scheduled Access Date for any reason except delays caused by matters set forth in Section 10.11 of this Lease or delays caused by Tenant, Tenant shall be entitled to [****] for each and every day from the seventy sixth (76th) day after the Scheduled Access Date to the date of actual substantial completion of the Landlord’s Work and the actual Term Commencement Date shall be delayed by [****] days for each day of such delay after such date until the construction of the Landlord’s Work is substantially completed. If Landlord’s Work is not substantially completed on or before the date which is [****] days after the Scheduled Access Date for any reason except delays caused by matters set forth in Section 10.11 of this Lease or delays caused by Tenant, then Tenant shall have the right to terminate this Lease by giving fifteen (15) days’ prior written notice of its exercise of said termination right at any time thereafter, whereupon the Security Deposit and any other sums theretofore paid to Landlord by Tenant shall be promptly returned to Tenant and Tenant shall have no further liability under this Lease (provided that if the Landlord’s Work is substantially complete within [****] days following such notice, then Tenant’s termination right shall be deemed rescinded and Tenant’s obligations hereunder shall continue as if no such election had occurred; however, such rescission shall not in any manner affect the delay of the actual Term Commencement Date as set forth in the preceding sentence).

Subject to the provisions hereof, Landlord shall undertake Landlord’s Work to prepare the Premises for Tenant’s use and occupancy in accordance with the Final Plans approved as set forth below using contractors and subcontractors selected by Landlord. For the purposes hereof, Landlord and Tenant have approved the preliminary plans (“Preliminary Plans”) identified in Exhibit B for the Landlord Work. Landlord shall prepare final architectural plans (“Final Plans”) in substantial conformance with the Preliminary Plans. The Final Plans need not include working or shop drawings, but must be sufficient to secure any necessary building permits. Landlord shall deliver copies of the Final Plans to Tenant as soon as reasonably possible, but in all events within thirty five (35) days after the Date of Lease Execution.

Once the Final Plans have been prepared, Landlord shall thereupon cause the Landlord’s Work to be completed in accordance with the Final Plans by a licensed contractor in a good and workmanlike manner and in accordance with all applicable laws. In the event of any conflict between the plans and specifications that are part of the Preliminary Plans or the Final Plans, the specifications shall control, provided that Landlord shall be entitled to substitute materials of similar quality to any materials specified in the plans or specification (if the specified materials are not readily available). Once installed, such improvements (except for items considered to be trade fixtures, if any) shall be part of the Premises and the sole property of Landlord.

Landlord shall pay the Improvement Cost (as hereafter defined) necessary to complete the work set forth on the Final Plans. Improvement Cost shall mean all costs to design and construct Landlord’s Work, including without limitation the cost of all labor and materials and Landlord’s architectural, space planning and permit costs and all payments to the contractor that performs the Landlord’s Work.

Tenant is not entitled to require any changes in the Final Plans after their approval; provided, however, that if Tenant nevertheless requests any change and Landlord assents thereto, such assent not to be unreasonably withheld, conditioned or delayed, Tenant shall pay any additional costs required to implement any such changes, including, without limitation, architectural fees and construction cost increases (including costs of delay) plus a fee equal to five percent (5%) of such costs. Tenant shall pay Landlord for such costs as additional rent within five (5) days after written notice from Landlord of the amount due. Any requests by Tenant for changes in the Final Plans shall constitute an agreement by Tenant to any delay in completion of the Landlord’s Work caused by reviewing, processing and implementing such changes, provided Landlord provides Tenant with an estimate of such delay in writing prior to the implementation of the change and Tenant agrees to the same in writing. If Landlord’s Work is delayed due to any delay resulting from Landlord’s reviewing, processing and implementing such changes, or from any act or omission of Tenant or Tenant’s representatives, including, but not limited to, any delay by Tenant in the submission of plans, drawings, specifications or other information, or in approving any working drawings or estimates or in giving any authorization or approval, for the purposes of calculating when Annual Base Rent commences to be paid (including the date from which Free Rent is measured) the Premises shall be deemed substantially completed on the date when they would have been ready but for such delay.

Landlord warrants that all of Landlord’s Work will be free of material defects in workmanship and materials for a period of one (1) year from the Tenant Access Date. Further, upon written request from Tenant, Landlord agrees to use reasonable efforts to enforce its rights under any third-party warranties related to any defective components of Landlord’s Work; provided, however, Landlord shall not be required to incur any costs or expenses in said efforts. Tenant agrees to promptly notify Landlord of any observed material defects.

In addition to the Landlord’s Work, Landlord agrees that on or before the Term Commencement Date, Landlord shall do the following: (1) provide an operating on-site food service establishment in the Park; and (2) replace the HVAC unit currently servicing the Premises with a new and appropriately sized unit.

3.2	PREPARATION OF PREMISES BY TENANT.

Upon Landlord’s written request, Tenant will execute a certificate acknowledging the Term Commencement Date and the obligation of Tenant to pay Rent hereunder in the form of Exhibit D hereto, promptly upon the occurrence of the Term Commencement Date, and in no event later than ten (10) days following the Term Commencement Date. Landlord’s Work shall be deemed substantially completed on the date Tenant receives notice from Landlord that Landlord has received a permanent or temporary certificate of occupancy for the Premises (the “Certificate of Occupancy”); provided, however, that if Landlord is unable to complete construction due to delay in Tenant’s compliance with any of the provisions hereof (including delays in approving plans) or due to other delays caused by Tenant (including, without limitation, changes to Landlord’s Work requested by Tenant and agreed to by Landlord as aforesaid), then the Landlord’s Work will be deemed substantially complete and the Premises shall be deemed ready for occupancy on the date which Landlord’s Work would have been substantially complete but for such delays, as determined by Landlord’s architect. Landlord shall deliver a copy of the Certificate of Occupancy to Tenant within a reasonable time following its receipt.

If Landlord’s contractor is delayed in completion of the Landlord’s Work as a result of Tenant-caused delays, then Tenant shall be responsible for and shall pay Landlord upon completion of the Landlord’s Work as additional rent the additional supervisory and general conditions costs incurred by Landlord.

Landlord shall not be required to furnish professional interior design services to Tenant and shall not be required to pay for professional interior design services engaged by Tenant. Further, Tenant’s interior furnishings (i.e., specification, supply and installation of furniture, furnishings, telephones, data cabling and moveable equipment) shall be the sole responsibility of Tenant. Tenant, however, shall be reimbursed by Landlord out of the Tenant Improvement Cost Savings Amount, if any, for related, actual, third party costs incurred in connection with such interior furnishings (the “Costs”). Tenant shall have the right to install its internal wiring and cabling and its furniture, fixtures and equipment from and after the Tenant’s Early Access Date. Such installations shall be coordinated with any work being performed by Landlord in the Premises or elsewhere in the Building in such manner as to maintain harmonious labor relations and not to damage the Building or the Premises or interfere with Building operations; provided, however, that without Landlord’s prior consent, Tenant may not install any interior furnishings or equipment in advance of the Tenant’s Early Access Date. Landlord will not unreasonably withhold its consent to any request by Tenant to access the Premises for the installation of furniture, fixtures and equipment within a reasonable period prior to Landlord’s then estimate of the Tenant’s Early Access Date. In the course of such installations: (a) Tenant shall comply with all of the terms, provisions and conditions of this Lease other than the obligation to pay Annual Base Rent and Rent on account of Operating Costs and Real Estate Taxes (as defined in Article IV); (b) Tenant shall be responsible for any delay in the completion of Landlord’s Work resulting therefrom; and (c) Landlord may suspend such access if, in its good faith judgment, it is delaying or interfering with the completion of Landlord’s Work or the normal operations of the Building. Upon completion of Landlord’s Work, Landlord shall give Landlord written notice of its calculation of the Tenant Improvement Cost Savings Amount, if any, together with reasonable documentation of Improvement Costs (“Landlord’s Improvement Cost Notice”). Tenant shall have the right to perform an audit of the Improvement Costs within ninety (90) days of Landlord’s Improvement Cost Notice. Provided the Improvement Cost is less than $[****], so that funds remain for a Tenant Improvement Cost Savings Amount, if Tenant desires to be reimbursed from said Tenant Improvement Cost Savings Amount for its Costs, it shall, from time to time, but not more than monthly, deliver to Landlord an application for reimbursement setting forth the actual, third party Costs for which reimbursement is sought (a “Requisition”). Such Requisition for payment shall contain such invoices or other evidence of the Costs incurred as Landlord may reasonably request, together with evidence reasonably satisfactory to Landlord that the same have been paid or are due and payable by Tenant and current lien waivers from all contractors and subcontractors in the statutory form, if reimbursement is for work affecting the real property of which the Premises is a part. Provided such information is provided by the third to last business day in a month, by the twenty-fifth (25th) calendar day of the next month, Landlord shall reimburse Tenant, from the Tenant Improvement Cost Savings Amount in an amount equal to any actual, third party Costs paid by Tenant properly set forth in the Requisition or, if such amount remains due and payable by Tenant, Landlord may pay such amount to the party to which it is owed as indicated on the applicable invoices, or to Tenant for payment to such party. It is agreed that no sums will be disbursed from the Tenant Improvement Cost Savings Amount unless Requisitions therefore are submitted to Landlord within the first five (5) months following delivery of Landlord’s Improvement Cost Notice and in no event will Landlord be required to disburse any amounts for any Costs which in the aggregate with other Costs paid or reimbursed by Landlord would exceed the Tenant Improvement Cost Savings Amount set forth in Section 1.1.

3.3	GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION.

All construction work required or permitted by this Lease, to be performed by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building and the Lot. Either party may inspect the work of the other at reasonable times and promptly shall give notice of observed defects. Tenant shall comply at all times with the construction rules and regulations reasonably promulgated by Landlord from time to time.

3.4	CONSTRUCTION REPRESENTATIVES.

In connection with the parties’ respective rights and obligations under this Article III, each party authorizes the other to rely upon approvals and other actions given or made on such party’s behalf by any person designated as its Construction Representative in Section 1.1 hereof. Each party may change its Construction Representative by notice to the other. Notwithstanding anything to the contrary contained herein, no change order shall be binding on Landlord or Tenant unless in a writing signed by both parties or their respective Construction Representatives.

3.5	ALTERATIONS AND ADDITIONS.

This Section 3.5 shall apply before and during the Term. Tenant shall not make any non-decorative or non-cosmetic alterations and/or additions to the Premises except in compliance with plans and specifications first approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, subject in all events to the “Review Conditions” (described below) and provided that all plans and specifications and all alterations and additions performed by Tenant shall comply with such minimum standards as in effect when such alterations are made as Landlord may from time to time reasonably dictate (the “Minimum Standards”). If Landlord does not respond to Tenant’s written request for said approval within thirty (30) days of its receipt, such alterations shall be deemed approved by Landlord, provided Tenant requests Landlord’s approval pursuant to a notice delivered in accordance with the provisions of Section 10.2 hereof that includes a statement at the top of the request, in bold, capital letters that are in at least fourteen (14) point font, that states that, “IF LANDLORD FAILS TO DISAPPROVE THE ALTERATIONS LISTED BELOW WITHIN THE NEXT THIRTY (30) DAYS, SUCH ALTERATIONS SHALL BE DEEMED APPROVED IN

ACCORDANCE WITH THE TERMS OF SECTION 3.5 OF THE LEASE.” Landlord hereby approves Tenant’s initial alterations described in                     . Landlord’s approval of any plans or specifications shall not be deemed its opinion that the plans and specifications or the work depicted thereon comply with any or all applicable laws, ordinances, regulations or orders of governmental authorities or requirements of insurers of the Building and the Lot, or with the Minimum Standards, and no waiver from the requirement of the Minimum Standards shall be deemed to have been granted by such approval unless such waiver is expressly stated in writing. At Landlord’s request, Tenant will cause its architect to certify that its plans and specifications and the work depicted thereon comply with such laws, ordinances, regulations and orders of governmental authorities and with the Minimum Standards. Tenant shall pay Landlord’s out of pocket costs of reviewing or inspecting any proposed non-decorative or non-cosmetic alterations and/or additions and the plans therefore, such as costs and fees of third party consultants hired by Landlord. In no event shall any non-decorative or non-cosmetic alterations and/or additions be considered or approved by Landlord except in Landlord’s sole discretion which (a) involve or might affect any structural or exterior element of the Building, Building systems, including mechanical, electrical, utility, fire protection or life safety systems, or the common facilities of the Building, or (b) will require unusual expense to readapt the Premises to normal office use on Lease termination or increase the cost of construction or of insurance or taxes on the Building or the Lot (collectively, the “Review Conditions”). All non-decorative and/or non-cosmetic alterations and additions shall become a part of the Premises except for trade fixtures and except that, by written notice given at the time Landlord approves any alterations or additions, Landlord may require that upon yielding up of the Premises pursuant to Section 6.1.2, Tenant shall remove any such items. Tenant shall be responsible for any damage to the Building caused by the malfunction of its equipment or the removal of its property as aforesaid.

All of Tenant’s alterations and additions and installation and delivery of telephone systems, furnishings, and equipment shall be coordinated with any work being performed by Landlord and other tenants in the Building, and shall be performed in such manner, and by such persons as shall maintain harmonious labor relations and not cause any damage to the Building or interference with Building construction or operation, or with other tenants in the Building, and, except for installation of furnishings, equipment and telephone systems, shall be performed by contractors approved in writing by Landlord, such approval not to be unreasonably withheld or delayed.

Landlord may post any notices it considers necessary to protect it from responsibility or liability for any alteration, addition or other work by Tenant, its agents, employees, or independent contractors, and Tenant shall give sufficient notice to Landlord to permit such posting. Before sending non-decorative and/or non-cosmetic work out for bid, Tenant shall provide Landlord with a list of proposed bidders for Landlord’s review; Landlord shall have seven (7) business days to approve or disapprove such bidders; if Landlord does not so timely approve, such bidders shall be presumptively deemed disapproved by Landlord. Before commencing any work Tenant shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors (the identity of which must have been previously approved by Landlord as hereinabove contemplated) and the estimated cost of all labor and material to be furnished by them; and cause each contractor and subcontractor to carry (i) workers’ compensation insurance in statutory amounts covering all the contractor’s and subcontractor’s employees, (ii) commercial general liability insurance with such limits as Landlord may reasonably require, but in no event less than a combined single limit of $3,000,000 per occurrence and (iii) such other insurance as Landlord may reasonably require, (all such insurance to be written in companies reasonably approved by Landlord and insuring Landlord, Manager and Tenant as well as the contractors), and to deliver to Landlord, certificates of all such insurance naming Landlord, Manager and Tenant as additional insureds as their interests may appear with respect to commercial general liability coverage. Tenant agrees to pay promptly when due (or bond off if payment is disputed), and to defend and indemnify Landlord from and against, any cost, claim or liability arising from any work done on the Premises by Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Building or the Lot and immediately to discharge any such liens which may so attach (or bond off if payment is disputed). Without derogating from the foregoing, before commencement of any work, the cost of which is reasonably estimated to exceed $100,000, Tenant shall cause its contractor to provide any payment, performance, completion and lien indemnity bonds requested by Landlord. Tenant shall be solely responsible for the effect of any alterations, additions or other work on the Building’s structure and systems, whether or not Landlord has consented thereto. Upon completion of any non-cosmetic or non-decorative alteration or addition, Tenant shall provide Landlord with a complete set of “as built” plans therefor, which may consist of a mark-up of any plans previously prepared for such work showing actual construction. Alterations and/or additions shall be considered “cosmetic” and/or “decorative” if they involve painting, carpeting and the like, do not cost in excess of $25,000 in the aggregate in any twelve (12) month period and provided they do not involve and will not or could not affect any structural or exterior element of the Building, Building systems, including mechanical, electrical, utility, fire protection or life safety systems, or the common facilities of the Building.

ARTICLE IV

RENT

4.1	RENT.

Tenant agrees to pay rent to Landlord at the address set forth in Section 1.1 without any offset or reduction whatsoever, except as may be provided in Article VII, equal to 1/12th of the Annual Base Rent in equal monthly installments in advance on the first day of each calendar month included in the Term after the Term Commencement Date; and for any portion of a calendar month which includes the Term Commencement Date or at the end of the Term, at the proportionate rate payable for such portion, in advance.

4.2	OPERATING COSTS AND REAL ESTATE TAXES.

4.2.1 Landlord’s Operating Costs. Tenant shall pay to Landlord, as additional rent, Tenant’s Pro Rata Share of Landlord’s Excess Operating Costs (as set forth in Section 4.2.3 below), if any, on or before the fifteenth (15th) day following receipt by Tenant of Landlord’s Statement (as defined below). As soon as practicable after the end of each calendar year ending during the Term and after Lease termination, Landlord shall render a statement (“Landlord’s Statement”) in reasonable line-item detail and according to Landlord’s usual accounting practices, which shall be consistently applied and in accordance with generally accepted accounting practices, showing for the preceding calendar year or fraction thereof, as the case may be, “Landlord’s Operating Costs” together with Real Estate Taxes (as defined in Section 4.2.2 hereof). If any costs or expenses which would otherwise be included in Landlord’s Operating Costs include the costs or expenses (collectively, “Shared Costs”) related to the Lot or the Park or otherwise also benefit the owner or occupants of other buildings or improvements located thereon (collectively, the “Other Buildings”), only a fractional share of such costs shall be included as part of the Landlord’s Operating Costs for purposes of determining Tenant’s Pro Rata Share of Landlord’s Excess Operating Costs. Such fractional share shall equal the product of each such Shared Cost multiplied by a fraction, the numerator of which is the Rentable Floor Area of the Building and the denominator of which is the aggregate Rentable Floor Area of the Building and the Rentable Floor Area of those portions of the Other Buildings owned or occupied by parties similarly benefiting from the expenditure of such cost or expense.

Landlord’s Operating Costs shall exclude: Real Estate Taxes; the interest and amortization on mortgages for the Building and the Lot or leasehold interests therein; ground rent; depreciation on the Building or equipment or systems therein; costs in connection with leasing, releasing, or subleasing space at the Building (including but not limited to brokerage commissions); costs incurred in connection with the sale, financing or refinancing of the Building and/or the Lot; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds or by any other third party; costs incurred in enforcing leases against other tenants; the cost of special services rendered to tenants (including Tenant) for which a special charge is made; costs of renovating or decorating space for any tenant or other occupant of the Building or the Lot, including Tenant, or relocating any tenant; wages, bonuses and other compensation of employees above the grade of Building Manager and fringe benefits other than insurance plans and tax qualified benefit plans; increased insurance or Real Estate Taxes attributable specifically to any tenant of the Building or the Lot; charges for electricity, water, or other utilities, services or goods and applicable taxes for which Tenant or any other tenant, occupant, person or other party is obligated to reimburse Landlord or to pay to third parties; cost of any HVAC, janitorial or other services provided to tenants on an extra cost basis after regular business hours; cost of any work or service performed on an extra cost basis for any tenant in the Building or the Lot to a materially greater extent or in a materially more favorable manner than furnished generally to the tenants and other occupants; cost of any work or services performed for any facility other than the Building or Lot; any cost representing an amount paid to a person firm, corporation or other entity related to Landlord that is in excess of the amount which would have been paid in the absence of such relationship; cost of initial cleaning and rubbish removal from the Building or the Lot to be performed before final completion of the Building or tenant space; late fees or charges incurred by Landlord due to late payment of expenses, except to the extent attributable to Tenant’s actions or inactions; cost of acquiring, securing cleaning or maintaining sculptures, paintings and other works of art; charitable or political contributions; all other items for which another party compensates or pays so that Landlord shall not recover any item of cost more than once; Landlord’s general overhead and any other expenses not directly attributable to the operation and management of the Building and the Lot (e.g. the activities of Landlord’s officers and executives or professional development expenditures), except to the extent included in the management fee permitted hereby; costs of mitigation or impact fees or subsidies (however characterized), imposed or incurred prior to the date of the Lease or imposed or incurred solely as a result of another tenant’s or tenants’ use of the Lot or their respective premises; and except as expressly provided elsewhere herein, the cost of any item that, under generally accepted accounting principles, is properly classified as a capital expense.

Landlord’s Operating Costs may include, without limitation: installments and interest on assessments for public betterments or public improvements; premiums for insurance (including, without limitation, all-risks commercial property, rental value, casualty and liability insurance, and insurance required to be carried by any mortgage lender), and deductible amounts thereunder; fees payable to third parties for financial audits of Landlord’s Operating Costs; compensation and all fringe benefits, worker’s compensation insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in the operating, maintaining, or cleaning of the Building, the Lot and the Park, including, without limitation, a building manager located at the Building, and a pro rata portion of one off-site property manager to the extent available to the Building; the cost of cleaning and maintaining and the cost of utilities servicing any space occupied by the manager for a building office; all electricity charges related to the common areas of the Building and the Park and heat pumps servicing the Building and the Park, and all utility charges incurred in the operation and maintenance of the Premises, the Building, the Lot and the Park not billed directly to tenants by Landlord or by the utility company; all costs of cleaning the common areas of the Building and all windows on the exterior of the Building; all costs of maintenance, repairing, managing and operating the Building (including without limitation, all structural components and common facilities of the Building); payments under service contracts for cleaning the common areas, tenant spaces and windows of the Building as aforesaid and for operating, managing, maintaining and repairing the Building, the Lot and the Park; management fees, which shall not exceed the prevailing market fees for management services in similar buildings in the 495 North Office Market; all costs, expenses, payments or fees paid by Landlord for any regional transportation shuttle funded or paid for either partially or wholly by Landlord and owners of other properties in the area of the Building, whether such expenditures and shuttle are voluntary or involuntary, public or private; to the extent of any net loss, the cost of operating any cafeteria available for the use of Tenant in common with others, including without limitation the cost of personnel and rent subsidies (including free rent); all charges to Landlord allocable to the Building, the Lot and the Park for services performed in connection with the Building, the Lot, the Park and any common facilities appurtenant thereto and other buildings and properties with which they are jointly operated, including, without limitation, any shared parking facilities or other amenities, and, to the extent Landlord incurs additional charges applicable to the Building and/or the Lot together with one or more other buildings or properties, the pro rata share (as reasonably determined by Landlord) of such charges allocable to the Building and the Lot; and all other reasonable and necessary expenses paid in connection with the operating, administering, managing, cleaning, maintaining and repairing of the Building, the Lot and the Park or either, and properly chargeable against income, it being also agreed that if Landlord installs a new or replacement capital item in order to comply with a legal requirement or interpretation thereof first arising after the date of this Lease, or for the purposes of reducing Operating Costs, the cost thereof as reasonably amortized by Landlord, with interest at the rate of interest charged to Landlord for borrowing funds to finance such item (or the rate that Landlord reasonably determines would have been charged if Landlord does not finance such item), on the unamortized amount, shall be included in Landlord’s Operating Costs. In any calendar year in which the average annual occupancy of the Building is less than 100%, Landlord’s Operating Costs as defined herein shall also include such additional costs as would reasonably have been incurred by Landlord with respect to the operation, administration, management, cleaning, maintenance and repair of the Property with 100% average annual occupancy; calculation of the Operating Cost Base shall be similarly adjusted to include such additional costs as would reasonably have been incurred by Landlord with 100% average annual occupancy. Payments for any services may be to Landlord or affiliates thereof provided the same are at reasonable market rates charged by unrelated parties and consistent with the type of occupancy.

4.2.2 Real Estate Taxes. Tenant shall pay to Landlord, as additional rent, Tenant’s Pro Rata Share of Excess Real Estate Taxes (as set forth in Section 4.2.3 below), if any, on or before the fifteenth (15th) day following receipt by Tenant of Landlord’s Statement. The term “Real Estate Taxes” as used herein shall mean all taxes, impositions and charges of every kind and nature assessed by any governmental authority on the Lot, Building, Park and improvements, and the expenses incurred by Landlord in connection with any proceedings for abatement of taxes and assessments with respect to any fiscal year or fraction of a fiscal year; together with the Building’s allocable share of such taxes, impositions and charges with respect to other parcels on which any common facilities serving the Building are located, which Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Lot, Building, Park and improvements, subject to the following: There shall be excluded from Real Estate Taxes all income taxes, excise taxes, franchise taxes, and estate, succession, inheritance and transfer taxes, provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot, Building and improvements, or both, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term “Real Estate Taxes.” If the amount of Real Estate Taxes, for the base year referred to in Section 1.1 hereof are abated or otherwise reduced on a permanent basis (as opposed to a reduction based upon a variable factor such as vacancies), the Real Estate Tax Base shall be reduced by the amount of such abatement or reduction. Notwithstanding that the Real Estate Tax bill may include the Lot and the Other Buildings, Real Estate Taxes shall never include any assessment or tax related only to the Other Buildings. If said Real Estate Tax bill includes any Other Buildings, only a fractional share of the taxes assessed with respect to the Lot shall be included as Real Estate Taxes. Such fractional share shall equal the product of the taxes assessed with respect to the Lot (as specified on the Real Estate Tax bill or, if not so specified, as otherwise reasonably estimated by Landlord) multiplied by a fraction, the numerator of which is the Rentable Floor Area of the Building and the denominator of which is the aggregate Rentable Floor Area of the Building and the Other Buildings included on such Real Estate Tax bill.

4.2.3 Tenant’s Pro Rata Share of Landlord’s Excess Operating Costs and Real Estate Taxes. If with respect to any calendar year falling within the Term or for any fraction of any calendar year falling at the beginning or end of the Term, Landlord’s Operating Costs for a full calendar year exceed the Operating Cost Base or for any such fraction of a calendar year, exceed the corresponding fraction of the Operating Cost Base, then Tenant shall pay to Landlord, as additional rent, an amount (such amount being referred to as “Tenant’s Pro Rata Share of Landlord’s Excess Operating Costs”) equal to the product of (i) the amount of such excess multiplied by (ii) Tenant’s Pro Rata Share (which represents a fraction, the numerator of which is the Rentable Floor Area of the Premises and the denominator of which is the Total Rentable Floor Area of the Building and which fraction as of the date hereof is set forth in Section 1.1 hereof). Notwithstanding the foregoing, if any Operating Costs are incurred for a service which is not provided to one or more tenants who are not obligated to pay for a proportionate share of the cost of such service, then Tenant’s Pro Rata Share thereof shall be based upon a fraction, the numerator of which is the Rentable Floor Area of the Premises and the denominator of which is the Total Rentable Floor Area of the Building less the rentable floor area of the premises of the tenant or tenants not receiving and not paying for such service. In addition, if with respect to any fiscal year falling within the Term or for any fraction of any fiscal year falling at the beginning or end of the Term, Real Estate Taxes for a full fiscal year exceed the Real Estate Tax Base, or for any fraction of a fiscal year exceed the corresponding fraction of the Real Estate Tax Base, then Tenant shall pay to Landlord, as additional rent, an amount (such amount being referred to as “Tenant’s Pro Rata Share of Excess Real Estate Taxes”) equal to the product of (x) the amount of such excess multiplied by (y) Tenant’s Pro Rata Share. (The sum of Tenant’s Pro Rata Share of Landlord’s Excess Operating Costs and Tenant’s Pro Rata Share of Excess Real Estate Taxes is referred to herein as “Tenant’s Pro Rata Share of Expenses”). Landlord and Tenant acknowledge that Landlord owns two buildings on the Lot. It is the intent of Landlord and Tenant that, for the purposes of this Section 4.2, Landlord shall apportion costs shared by both buildings on a reasonably consistent and equitable basis when calculating Operating Costs and Real Estate Taxes.

4.2.4 Landlord’s Estimates at End of Term. Notwithstanding any other provision of this Section 4.2, if the Term expires or is terminated as of a date other than the last day of a calendar year, then for such fraction of a calendar year at the end of the Term, Tenant’s last payment to Landlord under this Section 4.2 shall be made on the basis of Landlord’s best estimate of the items otherwise includable in Landlord’s Statement and shall be made on or before the later of (a) ten (10) days after Landlord delivers such estimate to Tenant or (b) the last day of the Term, with an appropriate payment or refund to be made upon submission of Landlord’s Statement.

4.2.5 Audit Rights. Landlord agrees to make its books and records relating to Landlord’s Operating Costs and Real Estate Taxes available for examination during normal business hours upon reasonable notice by Tenant and its representatives; provided that any such examination shall be by an independent real estate professional with experience conducting audits as set forth in this Section 4.2.5, the fees of which are not determined on a contingent fee basis, shall be at Tenant’s sole cost and expense, and shall be conducted with respect to any particular fiscal year pursuant to a notice sent by Tenant not later than ninety (90) days following delivery of Landlord’s statement with respect to such fiscal year; provided further, that if the examination discloses a discrepancy which the parties agree (or an arbitrator determines) involves an overcharge to Tenant, Landlord shall promptly rebate the same to Tenant. If Tenant fails to notify Landlord of its desire to conduct such an examination within such ninety (90) day period, then the calculation of Landlord’s Operating Costs and Real Estate Taxes reflected in the Landlord’s Statement shall be final and conclusive for all purposes. If the Tenant’s audit reveals an overstatement of the Landlord’s Operating Costs of greater than eight percent (8%), Landlord shall reimburse Tenant for all of its costs in connection with its audit within ten (10) days after Tenant’s written demand.

Any dispute, claim or controversy arising out of this Section 4.2.5 shall be determined by arbitration in Boston, Massachusetts, before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Streamlined Arbitration Rules and Procedures. Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude the parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. The arbitrators shall be empowered to enforce the aforementioned sections of this Lease upon its terms, including making orders for specific performance of any covenants and promises made by the parties and other equitable relief, and may award reasonable money damages, if appropriate to compensate any party for breach or default by the other party, but excluding the assessment of any awards pursuant to M.G.L. c. 93A. The arbitrators shall also have the power to make any orders for further and additional relief respecting the scope, rights, benefits, and purpose of the aforementioned sections of this Lease, which the arbitrators shall deem just and equitable, as the circumstances dictate. The arbitration herein provided for and the remedies expressly allowed hereby are intended to be the exclusive remedy for the breach of or disputes concerning this Section 4.2.5.

4.3	ESTIMATED PREMISES EXPENSE PAYMENTS.

If, after June 30, 2008, with respect to any calendar year or fraction thereof during the Term, Landlord estimates that Tenant will be obligated to pay Tenant’s Pro Rata share of Expenses, then Tenant shall pay, as additional rent, on the first day of each month of such calendar year and each ensuing calendar year thereafter, estimated monthly payments of Tenant’s Pro Rata share of Expenses (hereinafter “Estimated Monthly Expense Payments”) equal to 1/12th of Landlord’s estimate of Tenant’s Pro Rata Share of Expenses for the respective calendar year, with an appropriate additional payment (or credit by Landlord against Tenant’s future payments of Tenant’s Pro Rata Share of Expenses) to be made within thirty (30) days after Landlord’s Statement is delivered to Tenant. Landlord may adjust such Estimated Monthly Expense Payments from time to time and at any time during a calendar year, but not more often than two (2) times in any calendar year, and Tenant shall pay, as additional rent, on the first day of each month following receipt of Landlord’s notice thereof, the adjusted Estimated Monthly Expense Payment.

4.4	ELECTRICITY.

Tenant shall pay for all charges for electric consumption in the Premises as reasonably determined by Landlord, but without mark-up above actual cost, within ten (10) days of Landlord’s invoice therefor, from time to time, but not more often than monthly; provided that upon written notice from Landlord, Tenant shall pay an estimate of such charges, as reasonably determined by Landlord from time to time, monthly at the same time and in the same manner as payments of Annual Base Rent, with appropriate payment (or credit against future electric charges) to be made annually based upon Landlord’s revised estimates for the prior year. Landlord estimates that the charge for electric consumption is currently $1.50 per square foot of Rentable Floor Area. If at any time electric charges for the Premises are payable to the utility therefor, because of the installation of submeters or check meters or otherwise, Tenant shall pay such charges before they become due. The foregoing shall not constitute Landlord’s consent to the installation of any such meters. Landlord shall have the exclusive right to designate the electric service provider and primary telecommunications provider to serve the Building. Tenant shall make arrangements for its own telecommunications service, using the existing cabling to the Building.

Tenant covenants and agrees that its use of electric current (exclusive of HVAC) shall not exceed 8.0 watts per square foot of rentable floor area and that its total connected lighting load will not exceed the maximum load from time to time permitted by applicable governmental regulations. In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the system’s ability to perform adequately its proper functions, supplementary systems including check meters may, if and as needed, in Landlord’s discretion and at Landlord’s option, be provided by Landlord, at Tenant’s expense. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if, during the Term of this Lease, either the quantity or character of electric current is changed or electric current is no longer available or suitable for Tenant’s requirements due to a factor or cause beyond Landlord’s reasonable control.

4.5	CHANGE OF FISCAL YEAR.

Landlord shall have the right from time to time to change the periods of accounting under Section 4.2 to any annual period other than a calendar year, and upon any such change all items referred to in this Section 4.5 shall be appropriately apportioned. In all Landlord’s Statements rendered under this Section 4.5, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a Landlord’s Statement shall be included therein on the basis of Landlord’s estimate, and with respect thereto Landlord shall render promptly after determination a supplemental Landlord’s Statement, and appropriate adjustment shall be made according thereto. All Landlord’s Statements shall be prepared on a cash basis of accounting.

4.6	PAYMENTS.

All payments, fees, charges or other monetary obligations due from Tenant to Landlord under this Lease (other than Annual Base Rent) shall constitute additional rent. All payments of Annual Base Rent and additional rent shall be made to Manager, or to such other person as Landlord may from time to time designate, to Tenant, in writing. If any installment of Annual Base Rent or additional rent is not paid on the due date thereof, Tenant shall pay to Landlord, as additional rent, a late fee equal to four percent (4%) of the past due amount. Additionally, if any installment of Annual Base Rent or additional rent is paid more than ten (10) days after the due date thereof, at Landlord’s election, it shall bear interest at a rate equal to eighteen percent (18%) per annum, or if less, the maximum amount permitted by law (the “Default Interest Rate”) from such due date, which interest shall be immediately due and payable as further additional rent.

ARTICLE V

LANDLORD’S COVENANTS

5.1	LANDLORD’S COVENANTS DURING THE TERM.

Landlord covenants during the Term:

5.1.1 Building Services. To furnish during normal working hours during the Term heat, air-conditioning, elevator service and hot and chilled domestic water service, and after normal working hours, to furnish cleaning services in accordance with the cleaning specifications attached as Exhibit F (five (5) days a week, except for legal holidays). “Normal working hours” shall mean the hours of 8:00 A.M. through 6:00 P.M. Monday through Friday and the hours of 8:00 A.M. through 1:00 P.M. on Saturdays, and no hours on legal holidays and Sundays; provided, however, that Tenant shall have access to the Building twenty-four (24) hours a day, three hundred sixty-five (365) days a year, by means of a key or other access device to the main lobby of the Building to be provided to Tenant by Landlord. Tenant shall pay when due all reasonable amounts and charges for such services during hours other than normal working hours at rates from time to time established by Landlord and shall indemnify and hold harmless Landlord from and against any and all claims, liabilities, damages, losses, costs and expenses (including reasonable attorneys’ fees) in connection therewith. Landlord is not and shall not be required to furnish to Tenant or any other occupant of the Premises telephone or other communication service.

Tenant acknowledges and agrees that security services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Building. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

5.1.2 Additional Building Services. To furnish, through Landlord’s employees or independent contractors, reasonable additional Building operation services upon reasonable advance request of Tenant at rates from time to time established by Landlord to be paid by Tenant. The hourly rate for air-conditioning services provided after or before normal working hours is currently $20.00 per hour and may be increased, from time to time, to reflect related costs and expenses incurred by Landlord.

5.1.3 Repairs. Except as otherwise provided in Article VII, to make such repairs to the roof, exterior walls, foundation, floor slabs, other structural components and common areas and facilities of the Building, including without limitation, loading bays, elevators, lobby areas, common area restrooms, Building systems (including without limitation water, sewer, HVAC, plumbing and electrical systems, but specifically excluding any split air conditioning systems installed specially for Tenant’s use), all exterior common areas and facilities (including without limitation the parking areas, drainage facilities and landscaping), all as may be necessary to keep them in good working order and repair as is consistent with a Class A office building in the 495 North Office Market.

5.1.4 Tenant Directory. To include Tenant’s name on the tenant directory maintained by Landlord in the main lobby of the Building and on any additional tenant directory installed during the Term, and to include Tenant’s name on standard building directory signage in the elevator lobby on the floor in the Building where the Premises is located and on the monument sign in the parking area. Landlord shall also install a sign with Tenant’s name at the main entrance to the Premises.

5.1.5 Quiet Enjoyment. That Landlord has the right to make this Lease and that Tenant on timely paying the rent and performing its obligations hereunder shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject however to all the terms and provisions hereof.

5.1.6 Other Services. To obtain and maintain property, liability and other insurance as Landlord reasonably determines from time to time and to use commercially reasonable efforts to plow and clear snow from the Parking Spaces and common sidewalk. Property insurance will include a policy insuring against all risks of physical loss or damage under an All Risk coverage endorsement in an amount at least equal to the full replacement value of the property insured, with an Agreed Amount endorsement to satisfy co-insurance requirements, as well as insurance against breakdown for boilers and other machinery as customarily insured against.

5.1.7 Snow Removal. Landlord shall keep the paved portions of the common driveways, walkways, sidewalks and parking facilities reasonably free of ice and snow.

5.2	INTERRUPTIONS.

Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Landlord’s entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building, the Lot, or any common facilities appurtenant thereto. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord’s part, by reason of any cause beyond Landlord’s reasonable control, Landlord shall not be liable to Tenant therefor, nor shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive total or partial, eviction from the Premises.

Landlord reserves the right to temporarily stop any service or utility system when Landlord reasonably deems necessary by reason of accident or emergency or until routine or other maintenance or repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

Landlord also reserves the right to institute such policies, programs and measures as may be necessary, required or expedient for the conservation or preservation of energy or energy services or as may be necessary or required to comply with applicable laws, codes, rules, regulations or standards.

Notwithstanding anything to the contrary contained in this Section 5.2, if the Premises are not suitable for Tenant’s business operations by reason of any interruption in services required to be provided by Landlord and (a) such interruption arises in whole or in substantial part from the negligent acts or omissions of Landlord, its employees, contractors, agents, or representatives and continues for twenty (20) consecutive days following notice from Tenant to Landlord specifying the interruption, or (b) such interruption occurs for any other reason, including for reasons beyond Landlord’s reasonable control, and continues for forty-five (45) consecutive days following notice from Tenant to Landlord specifying the interruption, then Tenant’s rent shall be equitably abated beginning on the twenty-first (21st) day or forty-sixth (46th) day following such notice, as applicable, to the extent of interference with Tenant’s use of the Premises, until the service is restored; provided, however, Tenant shall not be entitled to the aforesaid rent abatement if the interruption arises in whole or in substantial part from the acts or omissions of Tenant or Tenant’s employees, contractors, agents, representatives, invitees or guests. The provisions of this paragraph shall not apply to occurrences governed by Article VII.

ARTICLE VI

TENANT’S COVENANTS

6.1	TENANT’S COVENANTS DURING THE TERM.

Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

6.1.1 Tenant’s Payments. To pay when due (a) all Annual Base Rent and additional rent, (b) all taxes which may be imposed on Tenant’s personal property in the Premises (including, without limitation, Tenant’s fixtures and equipment) regardless to whomever assessed, (c) all charges by public utilities for electricity (lights and plugs only), telephone (including service inspections therefor) and other services rendered to the Premises not otherwise required hereunder to be furnished by Landlord without charge, and (d) all charges to Landlord for services rendered pursuant to Section 5.1.2 hereof. All charges, fees, monetary obligations and other amounts payable by Tenant under this Lease other than Annual Base Rent shall constitute “additional rent” hereunder.

6.1.2 Repairs and Yielding Up. Except as otherwise provided in Article VII and Section 5.1.3, to keep the Premises in good order, repair and condition, reasonable wear only excepted; and at the expiration or termination of this Lease peaceably to yield up the Premises and all alterations and additions therein in such order, repair and condition, first removing all goods and effects of Tenant and, to the extent required by Section 3.5, any alterations and additions, and repairing all damage caused by such removal and restoring the Premises and leaving them clean and neat.

6.1.3 Occupancy and Use. To use and occupy the Premises only for the Permitted Uses; not to injure or deface the Building, the Lot or any common facilities appurtenant thereto; to keep the Premises clean and in a neat and orderly condition; and not to permit in the Building any use thereof which is improper, offensive, contrary to law or ordinances, or liable to create a nuisance or to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building; not to dump, flush, or in any way introduce any Hazardous Materials (hereinafter defined) into the septic, sewage or other waste disposal system serving the Premises, the Lot or any common facilities appurtenant thereto; not to introduce, generate, store, use or dispose of Hazardous Materials in, on or about the Premises, the Lot or any common facilities appurtenant thereto; not to dispose of Hazardous Materials from the Premises to any other location; to notify Landlord of any incident of which Tenant becomes aware which would require the filing of a notice under applicable federal, state, or local law on the Premises, the Lot or any common facilities appurtenant thereto; and to cause the Premises to comply with the Americans with Disabilities Act to the extent such non-compliance relates to Tenant’s specific use (as opposed to general office use); to comply with all laws, regulations and orders of governmental authorities, including without limitation those relating to zoning, building, fire, health and safety, applicable to the use of the Premises. As used herein, “Hazardous Materials” shall mean and include, but shall not be limited to, any petroleum product and all hazardous or toxic wastes or substances, any substances which because of their quantitative concentration, chemical, radioactive, flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including, without limitation, any asbestos (whether or not friable) and any asbestos-containing materials, waste oils, solvents and chlorinated oils, polychlorinated biphenyls (PCBs), toxic metals, etchants, pickling and plating wastes, explosives, reactive metals and compounds, pesticides, herbicides, radon gas, urea formaldehyde foam insulation and chemical, biological and radioactive wastes, or any other similar materials or any hazardous or toxic wastes or substances which are included under or regulated by any federal, state or local law, rule or regulation (whether now existing or hereafter enacted or promulgated, as they may be amended from time to time) pertaining to environmental regulations, contamination, clean-up or disclosures, and any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq. (“CERCLA”); the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (“RCRA”); Superfund Amendments and Reauthorization Act of 1986, Public Law No. 99-499 (signed into law October 17, 1986) (“SARA”); Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq. (“TSCA”); Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. c. 21E; Massachusetts Hazardous Waste Management Act, M.G.L. c. 21C; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; or any other state superlien or environmental clean-up or disclosure statutes (all such laws, rules and regulations being referred to collectively as the “Environmental Laws”). Notwithstanding the foregoing, Tenant may store and use, in compliance with all applicable legal requirements, reasonable quantities of materials used in the ordinary course of general office use such as cleaning detergents and copier supplies.

6.1.4 Rules and Regulations. To comply with the Rules and Regulations set forth in Exhibit C and all other reasonable Rules and Regulations hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and the Lot and their facilities and approaches, it being understood that Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such Rules and Regulations.

6.1.5 Safety Appliances. To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority as a result of Tenant’s occupancy or specific use of the Premises, and to procure all licenses and permits required because of Tenant’s use, and to do any work so required, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant’s Permitted Uses. Tenant shall also comply with the requirements of all laws, orders and regulations of all governmental authorities, Federal, State or Municipal, having jurisdiction over the Premises or Building or the operation of Tenant’s business, and Tenant shall comply with any order or request of said authorities respecting the operation of the Tenant’s business or any condition caused thereby.

6.1.6 Assignment and Subletting.

(a) Tenant shall not assign, mortgage, pledge or otherwise transfer this Lease or make any sublease of the Premises, or permit occupancy of any part thereof by anyone other than Tenant (any such act being referred to herein as a “Transfer” and the other party with whom Tenant undertakes such act being referred to herein as a “Transferee”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Without limitation of the foregoing, Landlord may refuse consent in its sole discretion (a) to any Transfer to any governmental or quasi-governmental authority or agency, to a personnel or employment agency, to any entity in connection with use by or affiliation with a foreign government, to an entity for the provision of social or clinical services, and to any existing tenant in the Building or any prospective tenant with whom Landlord has been in active negotiations in the ninety (90) days prior to Tenant’s first contact with such prospective tenant, (b) if the Transfer is for rental and other consideration below then-prevailing market rates and additional space is, or within one hundred eighty (180) days is becoming, available in the Building, as reasonably determined by Landlord, (c) to any Transfer which would in Landlord’s good faith opinion impair or harm the reputation or value of the Building, change the character of the Building or interfere or be inconsistent with use and enjoyment of Building by the other tenants or prospective tenants, (d) to any Transfer which would cause Landlord to be in violation of any mortgage on the Property or any other agreement or instrument, or (e) to any Transfer in connection with a proposed use other than a Permitted Use. In all other cases, Landlord agrees that it shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Premises by Tenant, pending Landlord’s satisfactory review of the information to be supplied by Tenant regarding, among other matters, all material terms of the proposed Transfer, the proposed Transferee’s creditworthiness and prospects, and its intended use of the Premises, and the compatibility of such use with the other tenants and the character of the Building as a first-class office building. Any request by Tenant for such consent shall be in writing and shall include the name of the proposed Transferee, the nature of its business and proposed use of the Premises, complete information as to its financial condition and prospects, and all material terms and conditions of the proposed Transfer. Tenant shall supply such additional information about the proposed Transfer and Transferee as the Landlord reasonably requests. Tenant shall reimburse Landlord for its legal and other reasonable expenses in connection with any request for consent. Unless Tenant is a corporation whose shares are publicly traded on a recognized exchange, if Tenant is a corporation, partnership, limited liability company or other business organization, the following matters shall constitute a Transfer: the transfer of or issuance of ownership interests, whether in one transaction or a series, equaling fifty (50%) percent or more of the equity interests in Tenant. Notwithstanding the foregoing, Tenant may assign its entire interest under this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization without the consent of Landlord, provided that all of the following conditions are satisfied and provided an Assumption Document

(hereafter defined) is executed by the assignee and delivered to Landlord (a “Permitted Transfer”): (i) Tenant is not in default under this Lease beyond applicable notice and cure periods, (ii) Tenant’s successor shall own all or substantially all of the assets or the stock of Tenant; (iii) Tenant’s successor shall have a net worth which is at least equal to the greater of Tenant’s net worth as of the date hereof and Tenant’s net worth immediately prior to the assignment, and (iv) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed purchase, merger, consolidation, or reorganization. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. “Permitted Transfer” also means an assignment of this Lease or a sublease of the Premises to an entity controlling, controlled by or under the common control with Tenant provided that (a) Tenant is not in default under this Lease, (b) Tenant gives ten (10) days advance written notice to Landlord.

(b) Any Transfer shall specifically make applicable to the Transferee all of the provisions of this Section so that Landlord shall have against the Transferee all rights with respect to any further Transfer which are set forth herein. No Transfer (including without limitation a Permitted Transfer and any Transfer subsequent to a prior Transfer) shall affect the continuing primary liability of Tenant (including without limitation the originally named Tenant and any successor by assignment), which continuing primary liability shall be joint and several with each Transferee. No consent to any Transfer in a specific instance shall operate as a waiver in a subsequent instance. No Transfer shall be binding upon Landlord or its successors, unless Tenant shall deliver to Landlord a recordable instrument satisfactory to Landlord (an “Assumption Document”) containing a covenant of assumption of all of the obligations of Tenant hereunder by the Transferee running to Landlord and all persons claiming by, through or under Landlord, provided that Landlord shall be under no obligation to recognize any subtenant upon termination of this Lease. The Transferee’s failure to execute such instrument shall not, however, release or discharge Transferee from its liability as a Transferee hereunder. Tenant shall not enter into any Transfer that provides for rental or other payment based on the net income or profits derived from the Premises. With respect to any Transfer other than a Permitted Transfer, Landlord shall be entitled to receive fifty percent (50%) of any consideration, however realized, which is received by Tenant on account of such Transfer in excess of the Annual Base Rent and additional rent reserved in this Lease applicable to the space being Transferred, after deducting therefrom all reasonable and customary expenses (including but not limited to brokerage fees, fit-up expenses and attorneys’ fees) directly incurred by Tenant attributable to the Transfer (other than reimbursement of Landlord’s reasonable review fees).

(c) Landlord Option.

(1) Right to Cancel. Notwithstanding any contrary provision of this Section 6.1.6 in connection with any proposed Transfer other than a Permitted Transfer, Landlord shall have an option to cancel and terminate this Lease by notice to Tenant if the request is to assign the Lease or to sublet all or substantially all of the Premises. Landlord may exercise said option in writing within twenty-one (21) days after Landlord’s receipt from Tenant of a request to assign or sublet, and such cancellation or termination shall occur as of the date set forth in Landlord’s notice of exercise of such option, which shall not be less than thirty (30) days nor more than ninety (90) days following the giving of such notice.

(2) Cancellation. If Landlord exercises Landlord’s option to cancel this Lease, Tenant shall surrender possession of the Premises on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises at the expiration of the Term.

(d) Any agreement by which Tenant agrees to enter into or execute any Transfer at the direction of any other party, or assigns its rights in the income arising from any Transfer to any other party, shall itself constitute a Transfer hereunder.

(e) Any Transfer or attempted Transfer not in compliance with all of the terms and conditions set forth above shall be void, and shall be a default under this Lease.

(f) Notwithstanding any contrary provision of this Lease, Tenant shall have no right to assign this Lease or sublet all or any portion of the Premises and any such assignment or sublease shall be void unless on both (i) the date on which Tenant notifies Landlord of its intent to enter into any assignment or sublease and (ii) the date on which such assignment or sublease is to take effect, Tenant is not in default of any of its obligations under this Lease; provided, however, that Landlord shall retain the right to waive the provisions of this Section 6.1.6(f).

(g) The acceptance by the Landlord of the payment of Annual Base Rent, additional rent or other charges following an assignment, subletting or other Transfer prohibited by this Section 6.1.6 shall not be deemed to be a consent by the Landlord to any such assignment, subletting or other Transfer, nor shall the same constitute a waiver of any right or remedy of the Landlord.

6.1.7 Indemnity. To extent permitted by Law, to defend, with counsel reasonably approved by Landlord, all actions against Landlord, Manager, any partner, member, trustee, stockholder, officer, director, employee or beneficiary of Landlord or Manager, holders of mortgages secured by the Premises or the Building or Lot and any other party having an interest in the Premises (“Indemnified Parties”) with respect to, and to pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature, (a) arising from Tenant’s use and occupancy of the Premises or any activity done or permitted or suffered to be done by Tenant in, on, or about the Premises, the Building or the Park which is alleged to be negligent or wrongful, (b) arising from any breach or default by Tenant of its obligations under this Lease, (c) arising from any act or omission of Tenant, its agents, employees, invitees or contractors, or (d) arising from the existence, use, generation, storage or disposal of Hazardous Materials (as defined in Section 6.1.3 hereof) on, in or about the Premises, the Lot or any common facilities appurtenant thereto or any surrounding area by or for Tenant or any agent, employee, contractor, licensee, sublessee or invitee of Tenant, including, without limitation, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from or related to removal of or other remediation respecting any and all Hazardous Materials.

6.1.8 Tenant’s Insurance. To maintain the following insurance throughout the Term: (i) “All Risk” or Special Form property insurance including, but not limited to, fire, extended coverage, vandalism and malicious mischief coverage upon all property owned by Tenant and located in the Building, in the full replacement cost thereof; (ii) Extra Expense or, if applicable, Business Income Insurance in an amount sufficient to reimburse Tenant for loss of use of the Premises attributable to the prevention of access to the Building or Premises as a result of the perils insured in clause (i) above; (iii) Commercial General Liability Insurance to include personal injury, bodily injury, property damage liability (with a broadening endorsement), premises/operations, blanket contractual liability, in limits not less than Two Million Dollars ($2,000,000.00) per occurrence, inclusive, with a deductible not to exceed One Hundred Thousand Dollars ($100,000.00); the limit can be satisfied through a combination of a primary general liability policy and an umbrella liability policy; (iv) Workers’ Compensation insurance with limits at least as required by applicable law and Employers Liability insurance with limits of at least $1,000,000 each accident, $1,000,000 each employee, and $1,000,000 policy limit for disease; and (v) Business Interruption Insurance as presently carried by Tenant or such higher amounts as Landlord may require. The Landlord shall have the right from time to time to require additional insurance or coverages or increase such minimum limits as Landlord may reasonably require, upon notice to the Tenant.

All policies shall be taken out with insurers reasonably acceptable to Landlord, in form satisfactory to Landlord, and shall (i) include Landlord, Manager and any mortgagee of Landlord as additional insureds, as their interests may appear, (ii) be written on an occurrence based form, (iii) contain a waiver of any right of subrogation against Landlord, its agents, employees, and representatives which might arise for any reason, (iv) contain a cross-liability endorsement, (v) contain a provision that any coverage afforded thereby shall be primary and noncontributing with respect to any insurance carried by Landlord, and any insurance carried by Landlord shall be excess and noncontributing, and (vi) contain an endorsement requiring at least thirty (30) days written notice to Landlord, and any mortgagee of Landlord of which Tenant has been given notice, of any material change, reduction, cancellation or other termination. Tenant shall provide certificates of insurance in form satisfactory to Landlord before the Commencement Date, and shall provide certificates evidencing renewal at least ten (10) days before the expiration of such policy.

Upon termination of this Lease pursuant to any casualty, Tenant shall immediately pay to Landlord any insurance proceeds received by Tenant relating to the Landlord’s Work and any alterations or improvements to the Premises, unless Landlord has required their removal.

6.1.9 Tenant’s Worker’s Compensation Insurance. To keep all of Tenant’s employees working in the Premises covered by worker’s compensation insurance in statutory amounts and to furnish Landlord with certificates thereof.

6.1.10 Landlord’s Right of Entry. To permit Landlord and Landlord’s agents to enter the Premises as described in Section 2.1.

[*****] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.1.11 Loading. Not to place Tenant’s Property, as defined in Section 6.1.13, upon the Premises so as to exceed a rate of fifty (50) pounds of live load per square foot and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such times as Landlord shall in each instance approve. Tenant’s business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other leased space in the Building shall be placed and maintained by Tenant in settings of cork, rubber, spring or other types of vibration eliminators sufficient to eliminate such vibration or noise.

6.1.12 Landlord’s Costs. Subject to the terms of Section 10.18, in case Landlord or Manager shall be made party to any litigation commenced by or against Tenant or by or against any parties in possession of the Premises or any part thereof claiming under Tenant, Tenant agrees to pay, as additional rent, all costs, including, without implied limitation, reasonable counsel fees, incurred by or imposed upon Landlord in connection with such litigation.

6.1.13 Tenant’s Property. All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant (collectively, “Tenant’s Property”) which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Lot shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord.

6.1.14 Labor or Materialmen’s Liens. To pay promptly when due (or bond off) the entire cost of any work done on the Premises by or for Tenant, its agents, employees or independent contractors; not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises; and to discharge or bond off any such liens which may so attach within ten (10) days of becoming aware thereof.

6.1.15 Changes or Additions. Not to make any non-decorative or non-cosmetic changes and/or additions to the Premises except as provided in Section 3.5.

6.1.16 Holdover. To pay to Landlord [****] percent ([****]%) of the total monthly payments of Annual Base Rent and additional rent (and all other sums otherwise due hereunder) applicable at the end of the Term for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and, if any holdover persists for more than thirty (30) days, Tenant shall also pay all expenses and damages incurred or sustained by Landlord on account thereof. In addition, if any holdover persists for more than ninety (90) days, Tenant shall thereafter pay Landlord [****] percent ([****]%) of the total monthly payments of Annual Base Rent and additional rent (and all other sums otherwise due hereunder) applicable at the end of the Term for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and shall also pay all expenses and damages incurred or sustained by Landlord on account thereof. The provisions of this subsection shall not operate as a waiver by Landlord of the right of re-entry provided in this Lease.

6.1.17 Security. To indemnify, and save Landlord and Manager harmless from any claim for injury to person or damage to property asserted by any personnel, employee, guest, invitee or agent of Tenant which is suffered or occurs in or about the Premises or in or about the Building or the Lot or the common facilities appurtenant thereto by reason of the act of any intruder or any other person in or about the Premises, the Building, the Lot or such common facilities.

6.1.18 Financial Statements. To furnish to Landlord annually within one-hundred twenty (120) days of the end of each calendar year during the Term, Tenant’s and any guarantor’s most recent audited financial statements (including any notes to them) or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been most recently prepared by an independent certified public accountant or, if no such statements have been prepared, current internally prepared financial statements in form acceptable to Landlord, certified by Tenant’s Chief Financial Officer. In addition, within twenty (20) days after delivery to Tenant of Landlord’s request to do so, Tenant and any guarantor shall furnish such additional financial statements or other financial information as Landlord may reasonably request. Tenant and any guarantor will discuss its financial statements with Landlord upon request and will give Landlord reasonable access to Tenant’s and such guarantor’s books and records in order to enable Landlord to verify the financial statements. Tenant and guarantor agree that in the event Tenant’s or such guarantor’s corporate structure is altered through merger, acquisition or the like, such that Tenant or such guarantor becomes a parent, division, or subsidiary of another corporate entity, any and all financial statements delivered by Tenant or such guarantor pursuant to this Section will contain financial information pertaining only to Tenant’s or such guarantor’s operations and not to any such parent, division, or subsidiary. The foregoing shall not be deemed to constitute Landlord’s consent to any Transfer or in any way derogate from the provisions of Section 6.1.6. Tenant represents and warrants that any financial statements provided by it or any guarantor to Landlord were true, correct and complete when provided, and that no material adverse change has occurred since that date which would render them inaccurate or misleading, and each delivery of financial statements hereunder to Landlord shall be deemed a representation and warranty that such statements are true, correct and complete in all material respects as of the date of delivery to Landlord. Without limitation of any other obligation under this Lease, the parties agree that this Section 6.1.18 shall apply to each person or entity which is liable to Landlord under this Lease. Notwithstanding the foregoing, so long as Tenant’s shares are publicly traded on a recognized national exchange, the first two sentences of this Section 6.1.18 shall not apply.

ARTICLE VII

CASUALTY AND TAKING

7.1	CASUALTY AND TAKING.

In case during the Term all or any substantial part of the Premises, Building, Lot or common facilities appurtenant thereto, or any one or more of them, are damaged materially by fire or any other cause, or by action of the public or other authority in consequence thereof or are taken by eminent domain or Landlord receives compensable damage with respect thereto by reason of anything lawfully done in pursuance of public or other authority, this Lease shall terminate at

Landlord’s election, which may be made, notwithstanding Landlord’s entire interest may have been divested, by notice to Tenant within ninety (90) days after the occurrence of the event giving rise to the election to terminate, which notice shall specify the effective date of termination which shall be not less than thirty (30) nor more than sixty (60) days after the date of notice of such termination. Notwithstanding the foregoing, if Landlord has not elected to terminate this Lease, if Tenant is not then in default of any of its obligations under the Lease, and if there shall be damage to or a permanent taking of all or a substantial portion of the Premises which renders the Premises unfit for the Permitted Uses and such damage is of a character as cannot (in Landlord’s judgment) reasonably be expected to be repaired within one hundred eighty days (180) days from the date of casualty or taking, then Tenant may, at its option, terminate this Lease provided that Tenant’s election shall be made within thirty (30) days of Landlord’s delivery to Tenant of the estimate of the time period required for restoration.

If in any such case the Premises are rendered unfit for use and occupation for the Permitted Uses and the Lease is not terminated, and Tenant is not then in default of any of its obligations under the Lease, Landlord shall use due diligence to put that portion of the Building containing the Premises, or, in case of a taking, what may remain thereof (excluding any items installed or paid for by Tenant) into proper condition for use and occupation to the extent permitted by zoning and other codes and regulations and by the net award of insurance or damages available to and actually received by Landlord, plus any applicable deductible, and a just proportion of the Annual Base Rent and additional rent according to the nature and extent of the injury shall be abated until such portion of the Building or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Base Rent and additional rent shall be abated for the remainder of the Term and an appropriate adjustment shall be made to the Annual Estimated Operating Expenses.

If neither party elects to terminate this Lease as provided herein, Tenant shall, at its own cost and expense, repair and restore the Premises in accordance with the provisions of Section 6.1.15 hereof, including, but not limited to, the repairing and/or replacement of its trade fixtures, furnishings and equipment in a manner and to at least a condition equal to that prior to its damage or destruction. Tenant agrees to commence the performance of its work when notified by Landlord that the work to be performed by Tenant can, in accordance with good construction practices, then be commenced and Tenant shall complete such work as promptly thereafter as is practicable.

Notwithstanding any other provision hereof, in the event of any taking of the Premises or any part thereof for temporary use, this Lease shall be and remain unaffected thereby but rent shall be equitably abated.

7.2	RESERVATION OF AWARD.

Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, Building, Lot or common facilities appurtenant thereto and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant’s rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, and hereby irrevocably designates and appoints Landlord its attorney-in-fact to execute and deliver in Tenant’s name and behalf all such further assignments thereof. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) movable trade fixtures installed by Tenant or anybody claiming under Tenant, at its own expense or (ii) relocation expenses recoverable by Tenant from such authority in a separate action; provided and only to the extent that, in the case of both (i) and (ii), such damages payable to Tenant do not reduce the award otherwise available to Landlord.

ARTICLE VIII

RIGHTS OF MORTGAGEE AND GROUND LESSOR

8.1	PRIORITY OF LEASE.

This Lease shall be subject and subordinate to any mortgage (“Mortgage”) or ground lease (“Ground Lease”) now or hereinafter placed on or affecting the Lot, the Building, or both, or any portion or portions thereof or interest therein, which are separately and together hereinafter in this Article VIII referred to as the “affected premises,” and to each advance made or hereafter to be made under any Mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions of any Mortgage or Ground Lease. Landlord represents to Tenant that as of the date hereof there is no Mortgage or Ground Lease affecting the Premises.

In the event that any mortgagee or its successor in title or any ground lessor shall succeed to the interest of Landlord, then Tenant shall and does hereby agree to attorn to such mortgagee or successor or ground lessor and to recognize such mortgagee or successor or ground lessor as its Landlord. Any claim by Tenant under the Lease against the mortgagee or such successor or ground lessor shall be satisfied solely out of the mortgagee’s or such successor’s or ground lessor’s interest in the Premises and Tenant shall not seek recovery against or out of any other assets of mortgagee or such successor or ground lessor.

Conditioned upon Tenant not being in default under any of the terms of this Lease beyond applicable notice and cure periods, subsequent to the Term Commencement Date and upon Tenant’s delivery of an estoppel certificate accepting the Premises and acknowledging that Landlord has completed the Landlord’s Work in accordance with the provisions hereof, Landlord shall use reasonable efforts to obtain from any mortgagee or ground lessor on Tenant’s behalf an agreement on the part of such mortgagee or ground lessor to not disturb Tenant’s rights of possession hereunder, provided further, however, that the ground lessor, the mortgagee, or any purchaser at a foreclosure sale or otherwise shall not be:

(a) liable for any act or omission of a prior Landlord (including the mortgagor); or

(b) subject to any offset or defenses which the Tenant might have against any prior Landlord (including mortgagor); or

(c) bound by any rent or additional rent which the Tenant might have paid in advance to any prior Landlord (including the mortgagor), for any period beyond the month in which foreclosure or sale occurs; or

(d) bound by any security deposit which Tenant may have paid to any prior Landlord (including the mortgagor), unless such deposit is in an escrow fund available to the mortgagee or ground lessor, as applicable; or

(e) bound by any agreement or modification of the Lease made without the consent of the mortgagee or ground lessor, as applicable; or

(f) bound by the provisions of Sections 3.1 or 3.2 hereof; or

(g) bound by any notice of termination given by any prior Landlord (including the mortgagor) without the mortgagee’s or ground lessor’s written consent thereto as applicable; or

(h) personally liable under this Lease; any mortgagee’s or ground lessor’s liability under the Lease shall be limited to its ownership interest in the Premises; or

(i) liable for any fact or circumstance or condition to the extent existing or arising prior to the mortgagee’s (or such purchaser’s) or the ground lessor’s succession to the interest of the Landlord under the Lease, and such mortgagee or such purchaser or ground lessor further shall not be liable except during that period of time, if any, in which such mortgagee or purchaser or ground lessor and Tenant are in privity of estate.

Notwithstanding the foregoing, any mortgagee may at its election subordinate its Mortgage to this Lease without the consent or approval of Tenant. This Section 8.1 shall be self-operative. Notwithstanding the foregoing, Tenant agrees to execute and deliver promptly any certificates or instruments reasonably requested by Landlord or any mortgagee or ground lessor to carry out or evidence the subordination and attornment agreements contained in this Section 8.1.

8.2	RIGHTS OF MORTGAGEE TO CURE.

No act or failure to act on the part of Landlord which would entitle Tenant, under the terms of this Lease or as a matter of law, to be released from Tenant’s obligations hereunder or to terminate this Lease shall result in a release of such obligations or a termination of this Lease unless Tenant first gives written notice of and a specific description of Landlord’s act or failure to act to Landlord’s mortgagees and ground lessors of whom Tenant has been given written notice, if any, and such mortgagee and ground lessor fail to cure such default within thirty (30) days after receipt of such notice. However, if such cure reasonably requires more than thirty (30) days to effect, such mortgagee and ground lessor shall have such additional time as is reasonably necessary in the circumstances, including time to take possession of the Property. This Section shall not impose any obligation on any such mortgagee or ground lessor. Tenant’s execution of estoppel certificates, nondisturbance agreements or similar agreements which identify Landlord’s mortgagee or ground lessor shall be deemed to be notice to Tenant hereunder.

ARTICLE IX

DEFAULT

9.1	EVENTS OF DEFAULT.

If Tenant fails to pay any installment of Annual Base Rent when due and such failure continues for more than five (5) days after written notice (provided that no such notice shall be required more than two times in any twelve month period), or if Tenant fails to pay any installment of additional rent or any other monetary obligation to Landlord when due, and such default continues for ten (10) days following written notice from Landlord, or if any material representation or warranty of Tenant is not true in all material respects when made, or if Tenant fails to provide an estoppel certificate to Landlord within the time period provided and otherwise in accordance with Section 10.9 hereof, or if Tenant fails to timely procure and maintain any insurance as required by any provision of this Lease within five (5) days after written notice thereof, or if Tenant assigns this Lease or subleases any portion of the Premises in violation of Section 6.1.6, or if any other default under this Lease continues for more than thirty (30) days after written notice, provided that if the default is of such a nature that it cannot be completely cured or remedied within said thirty (30) day period and Tenant has commenced such cure or remedy within such thirty days and thereafter diligently pursues such cure or remedy, such period of time shall be extended for such period of time (not in excess of an extension of 120 days) as is reasonably necessary to complete such cure or remedy; or if there is a default by a guarantor of Tenant’s obligations hereunder under any guaranty of this Lease, an attempted repudiation or revocation of any such guaranty, or the participation by any such guarantor in any other default described herein (as if this section referred to such guarantor in place of Tenant); or if Tenant or any guarantor is declared insolvent, files a petition under any chapter of the U.S. Bankruptcy Code, 11 U.S.C. 101 et seq., as it may be amended (or any similar petition under any insolvency law of any jurisdiction), or if such petition is filed against Tenant or any guarantor and not discharged within sixty (60) days; or if Tenant or any guarantor proposes any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, makes an assignment or trust mortgage for benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property of Tenant or any guarantor; or if the leasehold hereby created is taken on execution or other process of law in any action against Tenant (each of the foregoing being referred to herein as an “Event of Default”); then, and in any such case, or in the case of any other Event of Default so identified in this Lease, Landlord and the agents and servants of Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without further notice, at Landlord’s election, do any one or more of the following: (1) give Tenant written notice stating that the Lease is terminated, effective upon the giving of such notice or upon a date stated in such notice, as Landlord may elect, in which event the Lease shall be irrevocably extinguished and terminated as stated in such notice without any further action, and (2) with or without process of law, enter and repossess the Premises as of Landlord’s former estate, and expel Tenant and those claiming through or under Tenant, and remove its and their effects, without being guilty of trespass, in which event the Lease shall be irrevocably extinguished and terminated at the time of such entry, and (3) pursue any other rights or remedies permitted by law. Any such termination of the Lease shall be without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and in the event of such termination Tenant shall remain liable under this Lease as hereinafter provided. Tenant hereby waives all statutory rights (including, without limitation, rights of redemption, if any) to the extent such rights may be lawfully waived, and Landlord, without notice to Tenant, may store Tenant’s effects and those of any person claiming through or under Tenant at the expense and risk of Tenant and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

9.2	TENANT’S OBLIGATIONS AFTER TERMINATION.

In the event that this Lease is terminated under any of the provisions contained in Section 9.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term as reasonably determined by Landlord. In calculating the rent reserved, there shall be included, in addition to the Annual Base Rent and all additional rent, the value of all other consideration agreed to be paid or performed by Tenant for said residue. Tenant further covenants as an additional and cumulative obligation after any such ending to pay punctually to Landlord all the sums (including without limitation, Annual Base Rent and additional rent) and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the immediately preceding sentence, Tenant shall be credited with any amount paid to Landlord as compensation as provided in the first sentence of this Section 9.2 and also with the net proceeds of any rents obtained by Landlord by reletting the Premises, after deducting all Landlord’s expenses in connection with such reletting, including, without implied limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant’s liability as aforesaid. Landlord shall have no obligation to relet the Premises.

In lieu of full recovery by Landlord of all sums payable under the foregoing provisions of this Section 9.2, Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 9.1, or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover and Tenant shall thereupon pay, as liquidated damages, an amount equal to the sum of (A) the amount of Annual Base Rent and additional rent of any kind accrued and unpaid at the time of termination, plus (B) an amount equal to the product of (x) six (6) multiplied by (y) the aggregate of the Annual Base Rent and additional rent accrued under Article IV in the month ended next prior to such termination.

Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this

Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of thirty (30) days following receipt of notice from Tenant or such additional time as is reasonably required to correct any such default after notice has been given by Tenant to Landlord specifying the nature of Landlord’s alleged default. Tenant shall have no right to terminate this Lease for any default by Landlord hereunder and, subject to the provisions of Section 5.2, no right, for any such default, to offset or counterclaim against any rent due hereunder.

ARTICLE X

MISCELLANEOUS

10.1	NO RECORDING.

Tenant agrees that it shall not record this Lease or any notice hereof. Upon the occurrence of the Term Commencement Date and Tenant’s delivery of a certificate acknowledging the Term Commencement Date in the form of Exhibit D, Landlord and Tenant agree to execute a notice of lease in recordable form.

10.2	NOTICES FROM ONE PARTY TO THE OTHER.

All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at Tenant’s Address set forth in Section 1.1 or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at Landlord’s & Manager’s Address set forth in Section 1.1 or such other addresses as Landlord shall have last designated by notice in writing to Tenant. Any notice shall have been deemed duly given if mailed to such address postage prepaid, registered or certified mail, return receipt requested, three (3) business days after the same is deposited with the U.S. Postal Service, or if delivered to such address by hand, when delivery is first attempted, or if sent by nationally recognized overnight courier service, fees prepaid, on the first business day after the date deposited with such courier service, or if transmitted by facsimile with confirmatory original by one of the other methods of delivery herein described, on the date so transmitted by facsimile.

10.3	BIND AND INURE.

The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its ownership.

10.4	LIMITATION ON LIABILITY.

10.4.1 The obligations of Landlord and Tenant do not constitute personal obligations of the trustees, partners, directors, officers or shareholders’ of Landlord or Tenant, Landlord’s or Tenant’s beneficiary or any constituent partner of Landlord’s or Tenant’s beneficiary, and Tenant and Landlord shall not seek recourse against the trustees, partners, directors, officers or shareholders of Landlord or Tenant, Landlord’s or Tenant’s beneficiary or any constituent partner of Landlord’s or Tenant’s beneficiary or any of their personal assets for satisfaction of any liability with respect to this Lease or otherwise.

10.4.2 Tenant’s sole and exclusive remedy shall be against the Landlord’s interest in the Property and the rents generated thereby.

10.4.3 Neither Landlord’s or Tenant’s beneficiary nor any constituent partner of Landlord’s or Tenant’s beneficiary shall be sued, named as a party in any suit or action, or served with process therein, and neither Landlord’s or Tenant’s beneficiary nor any constituent partner of Landlord’s beneficiary shall be required to respond to any service of process.

10.4.4 No judgment will be taken against Landlord’s or Tenant’s beneficiary or any constituent partner of Landlord’s or Tenant’s beneficiary, and no writ of execution will be levied against the assets of Landlord’s or Tenant’s beneficiary or any such partner; no personal judgment will be taken against Landlord’s or Tenant’s trustee, and no writ of execution will be leveled against the personal assets of Landlord’s or Tenant’s trustee.

10.4.5 In no event shall Landlord be liable for any incidental, indirect, special or consequential damages.

10.5	NO SURRENDER.

The delivery of keys to any employee of Landlord or to Manager or any employee or agent thereof shall not operate as a termination of this Lease or a surrender of the Premises. No act by Landlord or Manager or any employee or agent thereof shall be deemed an acceptance of a surrender of the Premises.

10.6	NO WAIVER, ETC.

The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or any of the Rules and Regulations referred to in Section 6.1.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant in the Building be deemed a waiver of any such Rules or Regulations. The receipt by Landlord of Annual Base Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach by Landlord, unless such waiver be in writing and signed by Landlord. No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

10.7	NO ACCORD AND SATISFACTION.

No acceptance by Landlord of a lesser sum than the Annual Base Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided.

10.8	CUMULATIVE REMEDIES.

The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

10.9	LANDLORD’S RIGHT TO CURE.

If Tenant shall at any time default in the performance of any obligation under this Lease beyond any notice and cure period (except in case of emergency or imminent harm, damage or threat to property or safety), Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act as Landlord deems advisable. All sums so paid by Landlord (together with interest at the Default Interest Rate) and all incidental costs and expenses in connection with the performance of any such act by Landlord (together with interest at the Default Interest Rate), shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

10.10	ESTOPPEL CERTIFICATE.

Tenant agrees, from time to time, upon not less than ten (10) days’ prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing in the form attached hereto as Exhibit E, or in such other reasonable form as may be requested by Landlord, certifying that this Lease is unmodified and in full force and effect; that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Base Rent and additional rent and to perform its other covenants under this Lease; that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications, and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail); the dates to which the Annual Base Rent, additional rent and other charges have been paid; and any other information reasonably requested by Landlord. Any such statement delivered pursuant to this Section 10.10 shall be in a form reasonably acceptable to and may be relied upon by Landlord, or any prospective purchaser, mortgagee or ground lessor of premises which include the Premises or any portion thereof or any prospective assignee of any such mortgagee or ground lessor. Landlord will provide a similar statement for the benefit of Tenant within ten (10) days after Tenant’s written request.

10.11	ACTS OF GOD.

In any case where Landlord is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond Landlord’s reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a “reasonable time”, and such time shall be deemed to be extended by the period of such delay.

10.12	BROKERAGE.

Tenant and Landlord each represents and warrants to the other that it dealt with no brokers in connection with this transaction other than the Broker, as designated in Section 1.1, and agrees to defend, with counsel approved by the other, indemnify and save the other harmless from and against any and all cost, expense or liability in the event such representation in false or alleged to be false. Landlord shall be responsible for paying Broker a commission for this Lease on the terms and conditions provided in a separate written instrument.

10.13	SUBMISSION NOT AN OFFER.

The submission of a draft of this Lease or a summary of some or all of its provisions, or the acceptance of a letter of intent to lease, does not constitute an offer to lease or demise the Premises or bind the Landlord and Tenant, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease in form satisfactory to Landlord and Tenant, each in its sole discretion, has been executed by both Landlord and Tenant and a fully executed copy has been delivered to each of them.

10.14	APPLICABLE LAW AND CONSTRUCTION.

This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to other persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties.

There are no oral or written agreements between Landlord and Tenant affecting this Lease. Landlord has made no representation or warranty regarding the Building, the Premises, the Lot or the subject matter of this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.

The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

Unless repugnant to the context, the words “Landlord” and “Tenant” appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant, the obligations imposed by this Lease upon Tenant shall be joint and several.

10.15	AUTHORITY OF TENANT

Tenant represents and warrants to Landlord (which representations and warranties shall survive the delivery of this Lease) that: (a) Tenant (i) is duly organized, validly existing and in good standing under the laws of its state of incorporation or creation, (ii) has the corporate or other power and authority to carry on businesses now being conducted and is qualified to do business in every jurisdiction where such qualification is necessary, and (iii) has the corporate or other power to execute and deliver and perform its obligations under this Lease, and (b) the execution, delivery and performance by Tenant of its obligations under this Lease have been duly authorized by all requisite corporate or other action and will not violate any provision of law, any order of any court or other agency of government, the corporate charter or by-laws or other governing documents of the Tenant or any indenture, agreement or other instrument to which it is a party or by which it is bound. Contemporaneously with Tenant’s execution and delivery of this Lease, Tenant shall furnish to Landlord written evidence of such authorization.

10.16	AUTHORITY OF LANDLORD

Landlord represents and warrants to Tenant (which representations and warranties shall survive the delivery of this Lease) that: (a) Landlord has the corporate or other power to execute and deliver and perform its obligations under this Lease, and (b) the execution, delivery and performance by Landlord of its obligations under this Lease have been duly authorized by all requisite corporate or other action and will not violate any provision of law, any order of any court or other agency of government, the corporate charter or by-laws or other governing documents of the Landlord or any indenture, agreement or other instrument to which it is a party or by which it is bound. Landlord represents and warrants to Tenant that, as of the date hereof, it owns fee simple title to the Lot and the Building, and that, to its knowledge, there are no existing or contemplated betterment or public improvement assessments levied against the Lot or the Building. Whenever a representation or warranty is made in this Lease on the basis of the knowledge of Landlord, it is made solely on the basis of the actual knowledge without inquiry or investigation of Roger W. Altreuter, provided, however, that such individual shall have no personal liability with respect to any such representation or warranty.

10.17	CONFIDENTIALITY.

Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for the Landlord’s benefit, and may not be disclosed by Tenant to anyone (other than to Tenant’s attorneys, accountants and creditors as necessary for Tenant to conduct its business), by any manner or means, directly or indirectly, without Landlord’s prior written consent. The consent by the Landlord to any disclosures shall not be deemed to be a waiver on the part of the Landlord of any prohibition against any future disclosure.

10.18	LANDLORD’S FEES; ENFORCEMENT COSTS.

Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys’, engineers’ or architects’ fees, upon demand. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including without limitation, reasonable attorneys’ fees.

10.19	SECURITY DEPOSIT

Tenant shall deliver to Landlord within fourteen (14) days after the Date of Lease Execution , an unconditional, clean, irrevocable, fully assignable standby letter of credit (the “L-C”) in the amount of the Security Deposit Amount (the “Security Deposit”), which L-C shall be issued by a commercial bank which is reasonably acceptable to Landlord, and which L-C may be presented for payment in a location reasonably acceptable to Landlord. The L-C shall be in form and content reasonably acceptable to Landlord and for a term of not less than one (1) year. Tenant shall pay all expenses, points and/or fees associated with obtaining the L-C.

The L-C shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If an Event of Default shall exist with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of rent, or if Tenant fails to renew the L-C at least thirty (30) days before its expiration, Landlord may, but shall not be required to, draw upon all or any portion of the L-C for payment of any rent or any other sum in default, or for the payment of any amount that Landlord may spend or may become obligated to spend by reason of Tenant’s default; or to compensate Landlord for any other loss, cost or damage that Landlord may suffer by reason of Tenant’s default. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law. The parties agree that Landlord shall not first be required to proceed against the L-C and the L-C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Any amount of the L-C which is drawn upon by Landlord, but is not used or applied by Landlord, shall be held by Landlord (and need not be segregated in a separate account) and deemed a security deposit (the “L-C Security Deposit”). If any portion of the L-C is drawn upon, Tenant shall, within five (5) business days after written demand therefor, reinstate the L-C to the amount then required under this Lease, and Tenant’s failure to do so shall be an Event of Default under this Lease. Upon Tenant’s reinstatement of the L-C to the amount required under this Lease, Landlord shall promptly return to Tenant the amount of Landlord’s draw on the L-C, but only to the extent Landlord has not used or is not entitled to retain the amount drawn in accordance with this Section. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the L-C Security Deposit and/or the L-C, or any balance thereof, shall be returned to Tenant within sixty (60) days following the later of the expiration of the Term or the vacating of the Premises by Tenant.

Upon any conveyance by Landlord of its interest under this Lease, the L-C may be assigned by Landlord to Landlord’s grantee or transferee and the L-C Security Deposit may be delivered by Landlord’s grantee or transferee. Upon any such assignment or delivery, Tenant hereby releases Landlord herein named of and from any and all liability with respect to the L-C and L-C Security Deposit, its and their application and return, and Tenant agrees to look solely to such grantee or transferee. This provision shall also apply to subsequent grantees and transferees. Tenant shall pay as additional rent any transfer fees charged by the issuer of the L-C.

10.20	WAIVER OF SUBROGATION

Any property insurance carried by either party with respect to the Premises, the Building, or property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

EXECUTED as a sealed instrument in two or more counterparts on the day and year first above written.

LANDLORD:

100-200 AMES POND DRIVE LLC

TENANT:

CAMBRIDGE HEART, INC.

By:
Name:
Title:
Hereunto duly authorized

EXHIBIT A

Description of Lot

Lot 356 on Land Court Plan No. 27170-20, by BSC Group dated January 30, 2002

EXHIBIT A-1

Plan Showing Premises

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Exhibit A-1

(unhatched space)

CAMBRIDGE HEART
TENANT SPACE
100 AMES POND ROAD
FOR REVIEW ONLY
TENANT
PLAN
REVISIONS
DATE
TP-1

EXHIBIT B

Landlord’s Work

(Follows this Page)

PROPOSED FIRST FLOOR PLAN

CAMBRIDGE HEART
TENANT SPACE
100 AMES POND ROAD
TEWKSBURY, MA

FOR REVIEW ONLY

REVISIONS

SCALE: AS NOTED

DRAWN BY:

A-100

Scope of Work Cambridge Heart 100 Ames Pond Drive Tewksbury, MA 20 November 2007	Page 1

Division 1 – General Requirements
CSI Section No.	Section Title	Scope of Work Description

Division 2 – Site Construction
CSI Section No.	Section Title	Scope of Work Description

02220	Demolition	Sawcut existing concrete slab on grade as required for recessed floor box in large conference room.

Division 3 – Concrete
CSI Section No.	Section Title	Scope of Work Description
03300	Cast-in-Place Concrete	Provide concrete infill as required at floor boxes and floor removals. Feather into existing concrete.

Division 4 – Masonry – Not Used

Division 5 – Metals – Not Used

Division 6 – Wood and Plastics
CSI Section No.	Section Title	Scope of Work Description
06100	Rough Carpentry	Provide blocking, nailers and grounds where required. Install hollow metal frames and wood doors and hardware.

Division 7 – Thermal and Moisture Protection – Not Used

Division 8 – Doors and Windows
CSI Section No.	Section Title	Scope of Work Description
08111	Steel Doors and Frames	Building standard knockdown hollow metal door frames and sidelights. Building standard door height, 8’-0”. Hollow metal interior window frames. Three interior windows shown on the plan each will be approximately 4’ high and 6’ long. Two will be 8’ high and 6’ long. Two (on the Open Lab) will be eliminated.

AMMONDSON ARCHITECTS, INC.

Scope of Work Cambridge Heart 100 Ames Pond Drive Tewksbury, MA 20 November 2007	Page 2

08211	Flush Wood Doors	Building standard solid core maple faced 8’-0” high doors, stain grade;

08450	Glass Entrances	1/2” thick tempered plate glass entrance doors and frame

08710	Door Hardware	Building standard commercial grade, lever handle, with removable cylinders, equal to Corbin Russwin ML2200 Series x “DSR” lever and escutcheon trim; Heavy duty ball bearing hinges. All hardware satin brushed chrome US26D finish. Hardware for Glass Entrance to be polished stainless steel, #8 finish.

08800	Glazing	Provide 1/4” tempered glass at doors, sidelight and interior windows where shown.

Division 9 – Finishes
CSI Section No.	Section Title	Scope of Work Description
09250	Gypsum Board Assemblies	Patch and repair existing GWB soffits and walls where required. Provide Building standard 5/8” GWB and metal stud partitions; fire rated where required. Provide acoustic insulation at all interior partitions.

09512	Acoustical Panel Ceilings	Provide 2x2 Armstrong Cirrus beveled edge tegular tile w/ 9/16” bolt slot grid at 9’ 0” above finished floor. Remove and reinstall existing ACP where required by new construction. Modify existing grid as required by new construction.

09684	Sheet Carpet	Building standard; 30 oz. Shaw Zanzibar loop or pile carpet, color and pattern to be selected by Tenant.

09650	Resilient Flooring	Vinyl tile flooring; color to be selected by Tenant. Include floor prep as required. Building standard vinyl base; Johnsonite 1/8” gauge standard or equivalent; color to be selected by Tenant.

09900	Painting	Building standard: repaint existing walls and soffits with one coat eggshell latex paint, Benjamin Moore or equal. At new construction, prime and provide two topcoats of eggshell latex paint, Benjamin Moore or equal; color to be selected by Tenant. Provide accent colors at entry lobby and where noted on plans; color to be selected by Tenant. Provide sealer and two coats semi-gloss clear urethane finish at all interior doors.

AMMONDSON ARCHITECTS, INC.

Scope of Work Cambridge Heart 100 Ames Pond Drive Tewksbury, MA 20 November 2007	Page 3

Division 10 – Specialties
CSI Section No.	Section Title	Scope of Work Description
10523	Fire Extinguishers and Cabinets	Provide recessed stainless steel fire extinguisher cabinets with glass front doors and multipurpose dry chemical extinguishers, size and spacing to comply with NFPA requirements.

Division 11 – Equipment
CSI Section No.	Section Title	Scope of Work Description
11132	Projection Screens	Provide wiring, and switching for motorized recessed projection screens at each conference room, sized to fit space; Tenant to provide and install Da-Lite Tensioned Cosmopolitan Electrol or equal.

Division 12 – Furnishings
CSI Section No.	Section Title	Scope of Work Description
12357	Kitchen Casework	Provide plastic laminate cabinets with chrome finish wire pulls, Counters to be plastic laminate over particle board substrate; color to be selected by Tenant.

12490	Window Treatments	Provide perforated vinyl vertical blinds to match existing at all interior windows.

Division 13 – Special Construction – Not Used

Division 14 – Conveying Systems – Not Used

Division 15 – Mechanical
CSI Section No.	Section Title	Scope of Work Description

Division 16 – Electrical
CSI Section No.	Section Title	Scope of Work Description
16000	Electrical	New lighting, wiring, switches, receptacles, tel/data outlets as required by room layouts. No surface mounted conduit or plugmold is to be allowed expect where approved by the Tenant. Device color to be black; cover plates to be stainless steel. Provide wiring to motorized projection screens. Provide wiring for ceiling-mounted A/V projectors in conference rooms. Projectors to be provided and installed by Tenant. Provide power to electric hot water heater in Break

AMMONDSON ARCHITECTS, INC.

Scope of Work Cambridge Heart 100 Ames Pond Drive Tewksbury, MA 20 November 2007	Page 4

Room. Provide 4 power drops in Open Lab of treadmills to be provided by Tenant (2 – 220 v, 2 – 110 v).

Relocate light fixtures as required by room layout. Provide new light fixtures as required by room layout; Building standard Focal Point 2’x 4’, 3-lamp direct/indirect fixtures. At conference rooms, provide cable-mounted 8’ direct/indirect 4 lamp fluorescent fixtures, equal to Day-O-Lite 35510-DI-PBL. At entry lobby, provide 20’ of track with a total of ten adjustable spot lights. Provide dimmable recessed can lighting at entry lobby and large conference room. Install fire alarm devices as required by code and connect to fire alarm panel. Provide exit and emergency lighting with battery pack units.

EXHIBIT C

Rules and Regulations

A. The entrances, lobbies, passages, corridors, elevators, halls, courts, sidewalks, vestibules, and stairways shall not be encumbered or obstructed by Tenant, Tenant’s agents, servants, employees, licensees or visitors or used by them for any purposes other than ingress or egress to and from the Premises.

B. The moving in or out of all safes, freight, furniture, or bulky matter of any description shall take place during the hours which Landlord may determine from time to time. Landlord reserves the right to inspect all freight and bulky matter to be brought into the Building and to exclude from the Building all freight and bulky matter which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to have Landlord’s structural engineer review Tenant’s floor loads on the Premises at Tenant’s expense.

C. Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time place, leave or discard any rubbish, paper, articles, or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building. No animals or birds shall be brought or kept in or about the Building. Bicycles shall not be permitted in the Building.

D. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any common space which are visible from the Building corridors or from the exterior of the Building and will promptly remove the same upon notice from Landlord.

E. Tenant shall not make noises, cause disturbances, create vibrations, odors or noxious fumes or use or operate any electric or electrical devices or other devices that emit sound waves or are dangerous to other tenants and occupants of the Building or can be felt, heard or experienced by other tenants or in common areas or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, or with the operation of roads or highways in the vicinity of the Building, and shall not place or install any projections, antennae, aerials, or similar devices inside or outside of the Premises.

F. Landlord may place reasonable restrictions on any cooking in the Premises.

G. Tenant shall not use the Premises: (a) for lodging, manufacturing (other than as expressly included in the Permitted Use) or for any immoral or illegal purposes; (b) to engage in the manufacture or sale of, or permit the use of spirituous, fermented, intoxicating or alcoholic beverages on the Premises; (c) to engage in the manufacture or sale of, or permit the use of, any illegal drugs on the Premises; or (d) for any retail use.

H. No awning or other projections shall be attached to the outside walls or windows. No curtains, blinds, shades, screens or signs other than those furnished by Landlord shall be attached to, hung in, or used in connection with any window or door of the Premises. Existing window treatments shall remain in place.

I. No signs, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the Premises if visible from outside of the Premises.

J. Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity without prior written consent of Landlord. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability for offices, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

K. Door keys for doors in the Premises will be furnished at the Commencement of the Lease by Landlord. Tenant shall not affix additional locks on doors and shall purchase duplicate keys only from Landlord. In the event of the loss of any keys so furnished by Landlord, Tenant shall pay to Landlord the cost thereof.

L. Tenant shall cooperate and participate in all security programs affecting the Building.

M. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

N. Tenant shall not make any room-to-room canvas to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same. Peddlers, solicitors and beggars shall be reported to the Management Office.

O. Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or Premises. No boring, driving of nails, or screws, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not install any resilient tile or similar floor covering the Premises. The use of cement or other similar adhesive material is expressly prohibited.

P. Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning. Tenant shall keep corridor doors closed except when being used for access.

Q. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

R. No smoking shall be permitted in any portion of the Building (including the Premises and all common areas within the Building). Landlord may also limit smoking in exterior areas to such location or locations as Landlord may designate from time to time. No sale or distribution of tobacco or tobacco products shall be permitted anywhere in the Building or on the Lot or any other facilities operated in connection with the Building or the Lot.

S. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, any work outside of their regular duties, unless under specific instructions from the office of the Manager of the Building.

T. Tenant may request heating and/or air conditioning during other periods in addition to normal working hours by submitting its request in writing to the office of the Manager of the Building no later than 12:00 p.m. the preceding work day (Monday through Friday) on forms available from the office of the Manager. The request shall clearly state the start and stop hours of the “off-hour” service. Tenant shall submit to the Building Manager a list of personnel authorized to make such request. The Tenant shall be charged for such operation in the form of additional rent; such charges are to be determined by the Landlord.

U. Tenant covenants and agrees that its use of the Premises shall not cause a discharge of more than the gallonage per foot of rentable square feet per day of sanitary (non-industrial) sewage allowed under the sewage discharge permit for the Building. Discharges in excess of that amount, and any discharge of industrial sewage, shall only be permitted if Tenant, at its sole expense, shall have obtained all necessary permits and licenses therefor, including without limitation permits from state and local authorities having jurisdiction thereof.

V. Landlord may establish reasonable rules and regulations regarding the use of the roofdeck [located on the third floor of the Building], and provide for an orderly and reasonable method for the reservation of such space, which may include, if Landlord so elects, a reasonable charge therefor.

EXHIBIT D

Notice Of Term Commencement Date

To:	100-200 Ames Pond Drive LLC

Re:	Lease dated , 200 between 100-200 Ames Pond Drive LLC, Landlord, and , Tenant, concerning the Premises (as defined in the subject Lease) located at 200 Ames Pond, Tewksbury, Massachusetts.

Gentlemen:

In accordance with the subject Lease, we wish to advise and/or confirm as follows:

1. That the Premises and Landlord’s Work have been substantially completed in accordance with the Lease with the exception of minor items which can be completed without material interference with Tenant, and the Premises and Landlord’s Work have been accepted by Tenant, subject to unobservable latent defects as to which Tenant reserves its rights.

2. That the Tenant has possession of the subject Premises and acknowledges that under the provisions of the subject Lease, the Term Commencement Date is                                 .

3. That in accordance with the subject Lease, the Rentable Floor Area of the Premises is                              rentable square feet, and Tenant’s Pro Rata Share is                 .

4. That in accordance with the subject Lease, Annual Base Rent will commence to accrue on ____________, in the amount of $                .

5. Rent is due and payable in advance on the first day of each and every month during the term of said Lease.

“Tenant”

By:
Its:

EXHIBIT E

Tenant Estoppel Certificate

Ladies and Gentlemen:

This estoppel certificate and agreement (“Agreement”) is furnished by                                         (“Tenant”), a                                          organized under the laws of                                         , with a principal place of business of                                         . Tenant understands that                                          (“Landlord”) and                                          are relying upon Tenant’s statements and agreements herein in connection with                                                  .

The Tenant hereby represents and certifies to, and agrees with, Landlord and                                          as set forth below:

1.	A true and complete copy of the Lease between Landlord and Tenant of premises at including, if any, all amendments and modifications, is attached hereto as Exhibit A (the “Lease”). There are no side letters or other arrangements relating to the Lease or the Premises (as defined in the Lease).

2.	The Lease has not been assigned, amended or modified in any way, nor have the Premises been sublet in whole or in part, except for the following [if no exceptions are stated, there are NONE]:

.

3.	The Lease is presently in full force and effect according to its terms and is the valid and binding obligation of Tenant. The Lease Term commenced on . The Lease expires on .

4.	Neither Tenant nor Landlord is in default under the Lease nor does any state of facts exist which with the passage of time or the giving of notice, or both, would constitute a default under the Lease, except for the following [if no exceptions are stated, there are NONE]:
.

5.	All conditions under the Lease to be satisfied by Landlord as of the date hereof (including, without limitation, all work, if any, to be performed by Landlord in the Premises or the Property) have been satisfied, and all contributions, if any, required to be paid by Landlord under the Lease to date for improvements to the Premises have been paid except as hereafter stated [if no exceptions are stated, there are NONE]:

.

6.	Tenant is in possession of the Premises and is fully obligated to pay and is paying the rent and other charges due under the Lease and is fully obligated to perform and is performing all of the other obligations of Tenant under the Lease, except as hereafter stated [if no exceptions are stated, there are NONE]:

.

7.	The Lease does not provide for any payments (including, without limitation, rent credits) by Landlord to Tenant which are presently due and payable, or which are due and payable in the future, except as hereafter stated [if no such payments or credits are stated, there are NONE]:

.

8.	On this date, there are no existing defenses, offsets or credits which Tenant has against the enforcement of the Lease by Landlord, except as hereafter stated [if no exceptions are stated, there are NONE]:

.

9.	The Annual Base Rent being paid under the Lease is $ per month ($ per annum). Except as hereafter stated, no rent has been paid more than one (1) month in advance of the due date and no security or other advance payments have been deposited with the Landlord [if no advance rents or security deposits are stated, there are NONE]:

.

10.	Tenant has no options, rights of first offer or rights of first refusal with respect to extension of the Term, expansion of the Premises, purchase of the Building or otherwise, except as hereinafter stated [if no exceptions are stated, there are NONE]:

.

11.	There are no actions, whether voluntary or otherwise, pending or threatened against the Tenant, or any guarantor of the Tenant’s obligations under the Lease, pursuant to the bankruptcy or insolvency laws of the United States or any similar state laws. Tenant does not intend to and is not contemplating filing for bankruptcy.

EXECUTED as an instrument under seal as of                         ,         .

TENANT:

By:
Name:
Its:
Hereunto Duly Authorized
Date Executed by Tenant:

ATTEST:

Secretary/Clerk

COMMONWEALTH OF MASSACHUSETTS

, ss.	,

Then personally appeared before me                                                  , the                                                       of                                                      , and acknowledged the foregoing to be such person’s free act and deed, as the                                                   of                                                   and the free act and deed of said                                                       and made oath that the facts therein stated are true, accurate and complete.

Notary Public
My commission expires:

EXHIBIT F

Cleaning Specifications

A.	Office Area

Daily: (Monday through Friday, inclusive. Legal Holidays excepted.)

1.	Empty and clean all waste receptacles; wash receptacles as necessary.

2.	Sweep and dust mop all uncarpeted areas using a dust-treated mop.

3.	Vacuum all rugs and carpeted areas.

4.	Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, window sills, door ledges, chair rails, and convector tops, within normal reach.

5.	Wash clean all water fountains.

6.	Remove and dust under all desk equipment and telephones and replace same.

7.	Wipe clean all brass and other bright work.

8.	Hand dust all grill work within normal reach.

Weekly:

1.	Dust coat racks, and the like.

2.	Remove all finger marks from private entrance doors, light switches and doorways.

Quarterly:

1.	Clean and spray wax vinyl tile floors in tenant areas.

2.	Render high dusting not reached in daily cleaning to include:

a.	Dusting all pictures, frames, charts, graphs, and similar wall hangings.

b.	Dusting all vertical surfaces, such as walls, partitions, doors, and ducts.

c.	Dusting of all pipes, ducts, and high moldings.

B.	Lavatories:

Daily: (Monday through Friday, inclusive. Legal Holidays excepted.)

1.	Sweep and damp mop floors.

2.	Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers and piping.

3.	Wash all toilet seats.

4.	Wash all basins, bowls and urinals.

5.	Dust and clean all powder room fixtures.

6.	Empty and clean paper towel and sanitary disposal receptacles.

7.	Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers; materials to be furnished by Landlord.

8.	A sanitizing solution will be used in all lavatory cleaning.

Monthly:

1.	Machine scrub lavatory floors.

2.	Wash all partitions and tile walls in lavatories.

C.	Main Lobby, Elevators, Building Exterior and Corridors

Daily: (Monday through Friday, inclusive. Legal Holidays excepted.)

1.	Sweep and wash all floors.

2.	Wash all rubber mats.

3.	Clean elevators, wash or vacuum floors, wipe down walls and doors.

4.	Spot clean any metal work inside lobby.

5.	Spot clean any metal work surrounding Building entrance doors.

Monthly: All resilient tile floors in public areas to be treated equivalent to spray buffing.

D.	Window Cleaning

Windows of exterior walls will be washed quarterly.

EXHIBIT G

Notice of Lease

Notice is hereby given, pursuant to the provisions of Chapter 183, Section 4 of the General Laws of Massachusetts, of the following lease (the “Lease”).

LANDLORD:	100-200 Ames Pond Drive LLC, a Massachusetts limited liability company.

TENANT:	Cambridge Heart, Inc., a Delaware corporation.

DATE OF EXECUTION OF LEASE:	November , 2007.

DESCRIPTION OF DEMISED PREMISES:	{20,000} square feet of Rentable Floor Area (as defined in the Lease) located on the first floor of the building known as and numbered 100 Ames Pond Drive, Tewksbury, Massachusetts, as shown on Exhibit A attached hereto and made a part hereof.

TERM OF LEASE:	Commencing on the Term Commencement Date (as herein defined), a period of sixty two (62) months, and if the Term Commencement Date occurs on a day other than the first day of a calendar month, the partial month in which the Term Commencement Date occurs, so that the last day of the term shall be the last day of the calendar month occurring sixty two (62) months after the Term Commencement Date.

TERM COMMENCEMENT DATE:	The earlier of (x) fourteen days after the Tenant Access Date (as defined in the Lease) and (y) the day Tenant occupies the Premises for the conduct of business.

RIGHTS OF EXTENSION OR RENEWAL:	Tenant may extend the term of the Lease for one (1) additional period of five (5) years commencing upon the expiration of the original term, subject to the provisions set forth in the Lease.

OTHER PROVISIONS:	The Lease contains additional rights, terms and conditions not enumerated in this instrument. This instrument is executed pursuant to the provisions of the Lease and is not intended to vary said rights, terms and conditions.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals this      day of November, 2007.

LANDLORD:

100-200 AMES POND DRIVE LLC

By:
Name:
Title:

TENANT:

CAMBRIDGE HEART, INC.

By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS

County of                                 , ss:

On this      day of November, 2007, before me, the undersigned Notary Public, personally appeared                                              , proved to me through satisfactory evidence of identification, namely a driver’s license issued by the Commonwealth of Massachusetts, to be the person whose name is signed on the preceding document, and acknowledged to me that he signed it voluntarily for its stated purpose as Manager of 100-200 AMES POND DRIVE LLC.

Notary Public
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS

County of                                 , ss.

On this      day of November, 2007, before me, the undersigned Notary Public, personally appeared                                              , proved to me through satisfactory evidence of identification, namely a driver’s license issued by the Commonwealth of Massachusetts, to be the person whose name is signed on the preceding document, and acknowledged to me that he signed it voluntarily for its stated purpose as                                          of CAMBRIDGE HEART, INC.

Notary Public
My Commission Expires:

EXHIBIT A

PLAN OF PREMISES